Exhibit 4.1

EVERGY MISSOURI WEST, INC.

To

UMB BANK, N.A., TRUSTEE

First Mortgage Indenture and Deed of Trust

Dated as of March 1, 2022

CROSS REFERENCE SHEET TO

TRUST INDENTURE ACT OF 1939

Section of Act	Section of Indenture
310(a)	7.04, 14.01, 14.14, 14.15
310(b)	14.12
311(a) and (b)	14.11
312(a), (b) and (c)	17.01
313(a), (b), (c) and (d)	17.03
314(a)	17.02
314(b)	7.05
314(c)(1) and (2)	21.01(b)
314(c)(3)	Not applicable
314(d)(1)	1.03(q), 10.03(b), 10.04(b), 10.05(a)(ii), 10.06(a)(iii)
314(d)(2)	1.03(e), 1.03(q), 3.04(e), 10.05(a)(ii) and 10.06(a)(iii)
314(d)(3)	3.04(c), 3.04(d), 10.03(c), 10.05(a)(ii) and (iii), 10.06(a)(iii) and (iv)
314(e)	21.01(a)
315(a)	14.01, 14.02, 14.07
315(b)	12.02(b)
315(c)	14.01
315(d)	14.02
315(e)	12.16(c)
316(a)(1)	12.05, 12.24
316(a)(2)	Omitted
316(a) last sentence	20.03
316(b)	12.23
317(a)	12.18, 12.22
317(b)	7.06
318(a)	21.03

i

TABLE OF CONTENTS

Parties	1

Recitals	1

Granting clause	1

Habendum	1

Grant in trust	1

Defeasance clause	2

Covenant clause	2

ARTICLE I

DEFINITIONS

Section 1.01.
Trust Indenture Act	2

Section 1.02.
Construction of accounting terms	2

Section 1.03.
“Accountant”	3

“Accountant Certificate”	3

“Affiliate”	3

“Appraiser”	3

“Appraiser’s Certificate”	3

“Authorized Newspaper”	3

“Board”	3

“Bondable Property”	3

“Bonded” or “Bonding”	6

“Bondholder”	6

“Bonds”	6

“Business Day”	6

“Company”	6

“Corporation”	6

“Cost”	6

“Credit Ratings”	7

“Default”	7

“Engineer”	7

“Engineer’s Certificate”	7

“Evergy Metro”	7

“Evergy Metro Merger”	7

“Evergy Metro Mortgage Bonds”	7

“Evergy Metro Mortgage Indenture”	7

“Evergy Metro Supplemental Indenture”	7

“Excepted Property”	8

“Fair Value”	9

“Generally Accepted Accounting Principles”	9

“Governmental Obligations”	9

“Indenture”	9

“Independent”	9

“Lien of this Indenture”	9

“Moody’s”	9

“Mortgaged Property”	10

“Officers’ Certificate”	10

“Opinion of Counsel”	10

“Outstanding”	10

“Permissible Encumbrances”	10

“Person”	12

“Prior Lien”	12

“Prior Lien Bonds”	12

“Registered Holder”	13

“Registered Bond”	13

“Responsible Officer”	13

“Retired”	13

“S&P”	13

“Substituion Date”	13

“Supplemental Indenture”	13

“Trustee”	13

“Unbonded”	13

ARTICLE II

FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Section 2.01.

Series and form of Bonds	13

Section 2.02.
Kinds and denominations of Bonds	14

Section 2.03.
Dates of and interest on Bonds	14

Section 2.04.
Legends on Bonds	14

Section 2.05.
Exchange of Bonds	14

Section 2.06.
Transfer of Bonds	15

Section 2.07.
Execution of Bonds	15

Section 2.08.
Authentication of Bonds	15

Section 2.09.
Temporary Bonds	15

Section 2.10.
Replacement of stolen, lost, destroyed or mutilated Bonds	16

Section 2.11.
Trustee’s certificate on Bonds	16

Section 2.12.
CUSIP/ISIN Numbers	16

ARTICLE III

ISSUANCE OF BONDS BASED ON BONDABLE PROPERTY

Section 3.01.
Bonds issuable on basis of Bondable Property	17

Section 3.02.
No Bonds issuable on basis of Bonded Bondable Property	17

Section 3.03.
Bonds issuable to specified percentage of Bondable Property	17

Section 3.04.
Requirements for issuance	17

Section 3.05.
Determination of Cost or Fair Value	20

ARTICLE IV

ISSUANCE OF BONDS BASED ON RETIRED BONDS PREVIOUSLY OUTSTANDING

Section 4.01.
Requirements for issuance	20

Section 4.02.
No bonds issuable on basis of Boned Bonds	21

ARTICLE V

ISSUANCE OF BONDS BASED ON DEPOSIT OF CASH WITH TRUSTEE

Section 5.01.
Requirements for issuance	21

Section 5.02.
Withdrawal of cash deposited under Section 4.01	21

ARTICLE V

ISSUANCE OF BONDS BASED ON PRIOR LIEN BONDS

Section 6.01.
Requirements for issuance	21

Section 6.02.
No Bonds issuable on basis of Bonded Prior Lien Bonds	22

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.01.
Payment of principal and interest	22

Section 7.02.
Possession, maintenance of Lien and right to mortgage	22

Section 7.03.
Corporate existence	22

Section 7.04.
Appointment of Trustee	22

Section 7.05.
Recordation of Indenture	23

Section 7.06.
Paying Agents	23

Section 7.07.
Payment of taxes	24

Section 7.08.
Instruments of further assurance	24

v

Section 7.09.
Books of record and account	24

Section 7.10.
Maintenance of Mortgaged Property	24

Section 7.11.
Insurance	25

Section 7.12.
Payments by Trustee	26

ARTICLE VIII

PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

Section 8.01.
Requirements upon deposit of Prior Lien Bonds	26

Section 8.02.
Disposition of principal of and interest on Prior Lien Bonds	26

Section 8.03.
Surrender of Prior Lien Bonds	27

Section 8.04.
Extension of maturity of Prior Lien Bonds	27

Section 8.05.
Trustee’s rights upon Default	27

ARTICLE IX

REDEMPTION OF BONDS

Section 9.01.
Certain Bonds redeemable	27

Section 9.02.
General provisions and mechanics of redemption	28

Section 9.03.
Bonds due on redemptions date	28

Section 9.04.
Moneys for redemption held in trust	29

Section 9.05.
Partial redemption of Registered Bond	29

ARTICLE X

POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY

Section 10.01.
Company’s possession and use	29

Section 10.02.
Actions without comment of trustee	29

Section 10.03.
Release of Mortgaged Property if Bonding ratio test satisfied	30

Section 10.04.
Release of limited amount of Mortgaged Property	31

Section 10.05.
Release of Mortgaged Property not subject to a Prior Lien	32

Section 10.06.
Release of Mortgaged Property subject to Prior Lien	34

Section 10.07.
Eminent Domain	35

Section 10.08.
Substituted Property	36

Section 10.09.
Receiver, Trustee, etc.	36

Section 10.10.
Purchase in good faith	37

Section 10.11.
Suspension of rights in case of default	37

ARTICLE XI

APPLICATION OF FUNDS HELD BY TRUSTEE

Section 11.01.
Withdrawal or application of moneys held by Trustee	37

Section 11.02.
Moneys to be held in trust; investment thereof	39

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.01.
When no entitlement to benefit of Indenture upon Default	40

Section 12.02.
Event of Default; Notice of Default; action by Trustee	40

Section 12.03.
Upon Default Trustee may sell Mortgaged Property	42

Section 12.04.
Upon Default and request of holders of a majority of Bonds, Trustee must declare principal due; restoration of parties to former positions	43

Section 12.05.
Duty of Trustee to act on request of holders of a majority of Bonds	43

Section 12.06.
Mortgaged Property to be sold as an entirety	43

Section 12.07.
Notice of Sale	44

Section 12.08.
Adjournment of sale	44

Section 12.09.
Interest of purchaser and Company	44

Section 12.10.
Trustee’s receipt sufficient to discharge purchaser	44

Section 12.11.
Principal of Bonds to become due in case of sale	44

Section 12.12.
Application of sale proceeds	45

Section 12.13.
Bonds may be applied against purchase price	45

Section 12.14.
Company not to insist or plead stay or extension law or exercise right of redemption	45

Section 12.15.
Trustee may enter on commencement of judicial proceedings entitled to appoint of receiver	46

Section 12.16.
Bondholder not to institute suit without request to Trustee	46

Section 12.17.
Remedies cumulative	47

Section 12.18.
Covenant to pay Trustee	47

Section 12.19.
Surrender of possession of Mortgaged Property to Trustee before Default; appointment of receiver	48

Section 12.20.
Suit by Trustee to protect security	48

Section 12.21.
Provisions solely for the benefit of parties and Bondholders	48

Section 12.22.
Trustee may file proofs of claims	49

Section 12.23.
Bondholders’ rights at maturity may not be impaired	49

Section 12.24.
Waivers of past Default by holders of Bonds	49

ARTICLE XIII

EFFECT OF MERGER, CONSOLIDATION, CONVEYANCE AND LEASE

Section 13.01.
Company may merge or consolidate if no impairment of Lien of this Indenture and with assumption of obligation by successor	50

Section 13.02.
Upon merger or consolidation Indenture not to constitute lien upon certain properties	51

Section 13.03.
Right of successor corporation	51

Section 13.04.
Extent of Lien of this Indenture on property of successor corporation	52

Section 13.05.
Evergy Metro Merger	53

ARTICLE XIV

THE TRUSTEE

Section 14.01.
Qualification of Trustee	56

Section 14.02.
Extent of Trustee’s liability	56

Section 14.03.
Recitals deemed made by Company	57

Section 14.04.
Trustee not liable for debts from operation of Mortgaged Property	57

Section 14.05.
Trustee may give notices incidental to action by it	58

Section 14.06.
Notice by Trustee to Company	58

Section 14.07.
Trustee may rely on certificates and may consult counsel; responsibility in selection of experts	59

Section 14.08.
Moneys deposited with Trustee to be held in trust; interest on such moneys	59

Section 14.09.
Compensation of Trustee	59

Section 14.10.
Trustee may rely on facts established by Officers’ Certificate	60

Section 14.11.
Action to be taken by Trustee who becomes creditor of Company	60

Section 14.12.
Action to be taken by Trustee acquiring conflicting interest	60

Section 14.13.
Resignation or removal of Trustee	61

Section 14.14.
Appointment of successor Trustee	61

Section 14.15.
Appointment of additional trustees or co-trustees	62

Section 14.16.
Acceptance by successor trustee; requirements of predecessor Trustee upon retiring	63

Section 14.17.
Merger or consolidation of Trustee	64

Section 14.18.
Appointment of successor Trustee by Company	64

Section 14.19.
Joining of individual trustee	64

Section 14.20.
No Trustee Liability	64

Section 14.21.
Permissive Rights of Trustee	65

Section 14.22.
No Special Damages	65

Section 14.23.
No Deemed Notice	65

Section 14.24.
Trustee’s Capacities	65

Section 14.25.
No Trustee Bond or Surety	65

Section 14.26.
Force Majeure	65

x

ARTICLE XV

SUPPLEMENTAL INDENTURES

Section 15.01.
Provision for Supplemental Indentures for certain purposes	65

Section 15.02.
Requirements for Supplemental Indentures	66

ARTICLE XVI

MEETINGS OF BONDHOLDERS

Section 16.01.
Manner of calling meetings and determination of Bonds affected	67

Section 16.02.
Calling of meetings by Company or Bondholders	68

Section 16.03.
Persons entitled to vote at meeting	68

Section 16.04.
Conduct of meeting; regulations	69

Section 16.05.
Manager of voting	69

Section 16.06.
Rights of Trustee or Bondholders not to be hindered or delayed	70

Section 16.07.
Action by written consent	70

ARTICLE XVII

BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 17.01.
Company to furnish Bondholder lists	70

Section 17.02.
Company to make filings with Trustee and otherwise comply with TIA	70

Section 17.03.
Company to furnish Bondholders reports and otherwise comply with TIA Section 313	71

ARTICLE XVIII

DEFEASANCE

Section 18.01.
Effect of payment of indebtedness	71

Section 18.02.
Unclaimed moneys	71

ARTICLE XIX

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 19.01.
General provision	72

ARTICLE XX

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Section 20.01.
Evidence of action by Bondholders	72

Section 20.02.
Inspection of Bonds	73

Section 20.03.
Bonds owned by Company or other obligor or affiliate thereof deemed not to be outstanding	73

Section 20.04.
Bondholder may revoke consent	74

ARTICLE XXI

MISCELLANEOUS

Section 21.01.
Certificates, opinions, etc.	74

Section 21.02.
Successors and assigns	75

Section 21.03.
Conflict with TIA	75

Section 21.04.
TIA construed as in effect of date hereof	75

Section 21.05.
Titles, Table of Contents, etc.	75

Section 21.06.
Counterparts	75

Section 21.07.
U.S.A Patriot Act	75

Parties	FIRST MORTGAGE INDENTURE AND DEED OF TRUST, dated as of March 1, 2022, between EVERGY MISSOURI WEST, INC., a Delaware corporation, and UMB BANK, N.A., a national banking association, as Trustee.

Recitals	WHEREAS, all capitalized terms used in this Indenture have the respective meanings set forth in Article I; and

WHEREAS, the Company deems it necessary to borrow and, pursuant to this Indenture, to issue Bonds for its corporate purposes from time to time, and to mortgage and pledge the property hereinafter described to secure payment of the Bonds; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Indenture, when duly executed and delivered, a valid and binding mortgage and deed of trust for the security of all Bonds duly issued hereunder and Outstanding from time to time; and the execution and delivery of this Indenture have been in all respects duly authorized.

Granting clause

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to secure the payment of the principal of, premium, if any, and interest on all Bonds issued and Outstanding under this Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of this Indenture, and in consideration of the premises and of One Dollar paid to the Company by the Trustee, the Company does hereby grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto UMB Bank, N.A, a national banking association, as Trustee, and to its successors in trust and to its assigns, with power of sale, all of the property, rights and interests in property, including such property described in Exhibit A, and, other than Excepted Property and subject to Article XIII, all of the property, rights and interests in property acquired by the Company after the date of the execution of this Indenture, which shall be and are as fully granted and conveyed by this Indenture and as fully embraced within the Lien of this Indenture as if such property, rights and interests in property were now owned by the Company and were specifically described herein and conveyed hereby; the Company expressly reserves the right, at any time and from time to time, by one or more Supplemental Indentures, to subject to the Lien and operation of this Indenture any part or all of the Excepted Property upon such terms and conditions and subject to such restrictions, limitations and reservations as may be set forth in such Supplemental Indenture or Indentures.

Habendum

TO HAVE AND TO HOLD all such properties, rights and interests in property granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed or in which a security interest has been granted by the Company in this Indenture or intended or agreed to be so granted, together with all the appurtenances thereto, unto the Trustee and its successors and assigns forever.

Subject to Permissible Encumbrances Grant in trust

SUBJECT, HOWEVER, to Permissible Encumbrances;

BUT IN TRUST, nevertheless, for the equal and proportionate benefit and security of all present and future holders of the Bonds issued and to be issued hereunder and secured by the Lien of this Indenture, and to secure the payment of the principal of, premium, if any, and interest on the Bonds issued and Outstanding under this Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of this Indenture without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the issue or negotiation thereof or otherwise.

Defeasance clause

PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds at the times and in the manner therein and herein provided, or shall provide, in the manner permitted hereby, for the payment thereof, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it and perform all of the covenants and comply with all of the conditions of this Indenture, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

Covenant clause

IT IS HEREBY COVENANTED AND AGREED, by and between the Company and Trustee, that all Bonds are to be authenticated, delivered and issued, and that all Mortgaged Property is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successors in trust, for the benefit of those who shall hold Bonds as follows:

ARTICLE I

DEFINITIONS

Trust Indenture Act

Section 1.01. (a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (“TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms incorporated in this Indenture have the following meanings:

“indenture securities” means the Bonds;

“indenture security holder” means a Bondholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company.

(b) All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Securities and Exchange Commission have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Indenture.

Construction of accounting terms	Section 1.02. The accounting terms used in this Indenture shall be construed in accordance with Generally Accepted Accounting Principles.

Section 1.03. For purposes of this Indenture, the following terms have the following meanings:

“Accountant”

(a) “Accountant” means the Controller or Assistant Controller of the Company or a Person appointed by the Board who is qualified to pass upon accounting matters, who or which need not be a certified or public accountant and, unless required to be Independent, may be employed by or Affiliated with the Company.

“Accountant Certificate”	(b) “Accountant’s Certificate” means a certificate signed by an Accountant.

“Affiliate”

(c) “Affiliate” means a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person; “Affiliated” has a meaning correlative to the foregoing.

“Appraiser”

(d) “Appraiser” means a Person engaged in the business of appraising property or competent to determine the Fair Value or fair market value of the particular property in question, and who or which, unless required to be Independent, may be employed by or Affiliated with the Company.

“Appraiser’s Certificate”

(e) “Appraiser’s Certificate” means a certificate signed by an Appraiser appointed by the Board; any Appraiser’s Certificate which is relied upon by an Independent Engineer, for purposes of an Independent Engineer’s Certificate, shall be signed by an Independent Appraiser.

“Authorized Newspaper”

(f) “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day; whenever successive publications in an Authorized Newspaper are required by this Indenture, such publications may be made on the same or different days and in the same or in different Authorized Newspapers.

“Board”	(g) “Board” means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company.

“Bondable Property”	(h) “Bondable Property” means the Mortgaged Property as of March 1, 2022, plus any property acquired or constructed by the Company which is included in the Mortgaged Property after March 1, 2022:

(i) Bondable Property:

(A) need not consist of a specific or completed development, plant, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as the Company shall have acquired legal title to such property, and may include the following:

(1) fractional and other undivided interests of the Company in property owned jointly or in common with other Persons, whether or not there are with respect to such property other agreements or obligations on the part of the Company, if there is an effective bar against partition of such property which would preclude the sale of such property by any or all of such other Persons or the holder or holders of any lien or liens on the interest of any of such other Persons in such property, without the consent of the Company;

(2) engineering, economic, environmental, financial, geological and legal or other surveys, data processing equipment and software, preliminary to or associated with the acquisition or construction of property included or intended to be included in the Mortgaged Property;

(3) paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character required for or in connection with the installation or repair of overhead, surface or underground facilities and paid for and used or to be used by the Company, notwithstanding that the Company may not hold legal title thereto;

(4) towers, poles, wires, transformers, meters, overhead, surface and underground service facilities, and property and equipment constructed or maintained under permits, licenses, easements, franchises and other similar privileges on property owned by other Persons, including governmental and municipal agencies, bodies or subdivisions, if the Company shall have the right to remove the same; and

(5) property other than property specified in Section 1.03(h)(i)(A)(4) which is situated on real estate owned by governmental or municipal agencies, bodies or subdivisions under permits, licenses, easements, franchises and other similar privileges, if the Company shall have the right to remove the same; and

(B) may include renewals, replacements and substitution of property not excluded from this definition of Bondable Property; but

(C) shall not include:

(1) Excepted Property;

(2) going concern value or good will; or

(3) property the cost of acquisition of which is, in accordance with Generally Accepted Accounting Principles, properly chargeable to an operating expense account of the Company.

(ii) The “amount” of any Bondable Property means the lesser of the Cost or Fair Value of Bondable Property certified to the Trustee in an Engineer’s Certificate (or in case such Fair Value shall not be required to be evidenced to the Trustee, the Cost thereof) minus, in the case of Bondable Property which is (A) owned by the Company subject to a Prior Lien on the date of this Indenture, or (B) acquired by the Company after March 1, 2022, subject to a Prior Lien (other than a Prior Lien to which such Bondable Property becomes subject, solely as a result of such acquisition, pursuant to an after-acquired property clause of such Prior Lien), 133 1⁄3% of the aggregate principal amount of the Prior Lien Bonds secured by such Prior Liens and (I) outstanding at March 1, 2022, and at the date of such acquisition, respectively, and (II) issued after such date, respectively.

(iii) When any Bondable Property is certified to the Trustee in any Engineer’s Certificate delivered with an application, and as a basis, for the authentication and delivery of Bonds, the release of Mortgaged Property or the withdrawal of cash (except in the case of the release of Mortgaged Property, the withdrawal of cash representing the proceeds of insurance or the payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Bondable Property acquired or constructed within 90 days prior to the date of the application for such release or the receipt by the Trustee of such cash, or within 90 days subsequent to such application or receipt of cash):

(A) there shall be deducted from the Cost or Fair Value of such Bondable Property, as the case may be (as of the date of such application), an amount equal to the aggregate Cost of all Bondable Property retired on and after March 1, 2022, minus the aggregate Cost of all Bondable Property acquired or constructed by the Company which is included in the Mortgaged Property after such date, and has been Bonded as the basis for the withdrawal of cash pursuant to Section 11.01(a)(i)(B); and

(B) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of:

(1) all or any portion which the Company then elects to add to the total of (aa) the fair market value in cash, as set forth in an Appraiser’s Certificate dated the date of such application, of the unpaid principal amount of any obligations (which are not in default) secured by purchase money mortgages and Governmental Obligations, plus (bb) any cash (other than proceeds of such purchase money obligations), then held by the Trustee or the trustee or mortgagee under any Prior Lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Bondable Property retired; and

(2) 133 1/3% of the principal amount of any Bonds which the Company then elects so to add, the right to the authentication and delivery of which under Article IV or Article VI shall have been waived as a basis for the release of Bondable Property retired;

provided, however, that neither any reduction in the Cost or Fair Value of property recorded in an account of the Company nor the transfer of any amount from such an account to another such account shall be deemed to be Bondable Property retired.

“Bonded” or “Bonding”	(i) “Bonded” or “Bonding” as applied to Bonds, Prior Lien Bonds or Bondable Property means that such Bonds, Prior Lien Bonds or Bondable Property are within one or more of the following classes:

(i) the aggregate amount of Bondable Property which has been used as a basis for the authentication and delivery of Bonds pursuant to Article III, the release of property pursuant to Section 10.05 or the withdrawal of cash pursuant to Section 11.01;

(ii) Bonds which have been used as a basis for the authentication and delivery of Bonds pursuant to Article IV or the withdrawal of cash pursuant to Section 11.01, and Bonds and Prior Lien Bonds paid, purchased or redeemed with money applied or paid by the Trustee pursuant to Section 11.01;

(iii) Bonds and Prior Lien Bonds which have been used as a basis for a waiver by the Company, pursuant to Section 10.05 or 10.06, of its right to the authentication and delivery of Bonds pursuant to Article IV or Article VI;

(iv) Bonds, Prior Lien Bonds and Bondable Property which have been allocated or used as a basis for any credit or action or pursuant to any provision of, or retired through the operation of, any sinking, improvement, maintenance, replacement or analogous fund for any series of Bonds; provided, however, that any such Bonds, Prior Lien Bonds or Bondable Property so allocated or used shall be reinstated as Unbonded when all of the Bonds of the series of Bonds in connection with such fund was established are retired; and

(v) Prior Lien Bonds which have been (A) used as a basis for the authentication and delivery of Bonds pursuant to Article VI or the withdrawal of cash pursuant to Section 11.01, (B) used as a basis for the issuance of Prior Lien Bonds under such Prior Lien or (C) used as a basis for the release of property or the withdrawal of cash under any Prior Lien.

All Bondable Property which shall be retired, abandoned, destroyed, released or otherwise disposed of shall be deemed Bondable Property retired, but as in this Indenture provided may at any time thereafter again become Bondable Property.

“Bondholder”	(j) “Bondholder” means the Registered Holder of a Registered Bond.

“Bonds”	(k) “Bonds” means bonds authenticated and delivered under this Indenture.

“Business Day”

(l) “Business Day” means any day upon which banks located in the city where the Trustee maintains its designated corporate trust office and place of business are not required or authorized to be closed.

“Company”	(m) “Company” means Evergy Missouri West, Inc., a Delaware corporation, and its successors and assigns.

“Corporation”	(n) “Corporation” means a corporation, limited liability company, association, company, joint stock company, business trust or similar legal entity.

“Cost”

(o) “Cost” means, as to any property, the actual cost to the Company in cash or its equivalent, including without limitation all costs and allowances for funds used during the construction thereof, and other deferred costs relating to such construction, but only to the extent permitted by Generally Accepted Accounting Principles or accounting orders from any governmental regulatory commission; the Cost of property acquired by the Company without consideration or by merger, consolidation or dissolution shall be deemed to be the Fair Value thereof at the date of its acquisition.

“Credit Ratings”

(p) “Credit Ratings” mean credit ratings assigned by two Rating Agencies that are equivalent to or better than the credit ratings assigned by such Rating Agencies to the Outstanding Bonds as of the Substitution Date.

“Default”	(q) “Default” means any event specified in Section 12.02(a).

“Engineer”

(r) “Engineer” means a Person engaged in the engineering business, and who or which, unless required to be Independent, may be employed by or Affiliated with Company, except that an Independent Engineer shall sign Engineer’s Certificates delivered in connection with the release of Mortgaged Property pursuant to Section 10.03, 10.04, 10.05, 10.06 or 10.07, if the Fair Value of the Mortgaged Property to be released and of all other Mortgaged Property released since the commencement of the then current calendar year, or the Fair Value of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, withdrawal of cash or release of Mortgaged Property or securities under this Indenture since the commencement of the then current calendar year, as set forth in Engineer’s Certificates required pursuant to Article X of this Indenture, is 10% or more of the aggregate principal amount of Bonds at the time Outstanding, unless the Fair Value of the Mortgaged Property to be released or of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, as set forth in such Engineer’s Certificate, is, in each case, less than $25,000 or less than 1% of the aggregate principal amount of Bonds at the time Outstanding.

“Engineer’s Certificate”	(s) “Engineer’s Certificate” means a certificate signed by an Engineer appointed by the Board.

“Evergy Metro”	(t) “Evergy Metro” means Evergy Metro, Inc., a Missouri corporation, and its successors and assigns.

“Evergy Metro Merger” “Evergy	(u) “Evergy Metro Merger” means a consolidation or merger of the Company with or into Evergy Metro, directly or indirectly, pursuant to which Evergy Metro is the surviving corporation.

Metro Mortgage Bonds”	(v) “Evergy Metro Mortgage Bonds” mean mortgage bonds issued under the Evergy Metro Mortgage Indenture and delivered pursuant to and in accordance with Section 13.05(a).

“Evergy Metro Mortgage Indenture”

(w) “Evergy Metro Mortgage Indenture” means the General Mortgage and Deed of Trust, dated December 1, 1986, between Evergy Metro, Inc. (formerly Kansas City Power & Light Company) and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee, as amended and supplemented from time to time, including by the Evergy Metro Supplemental Indenture.

“Evergy Metro Supplemental Indenture”

(x) “Evergy Metro Supplemental Indenture” means a supplemental indenture to the Evergy Metro Mortgage Indenture executed and delivered to the trustee thereunder by Evergy Metro and establishing the Evergy Metro Mortgage Bonds.

“Excepted Property”

(y) “Excepted Property” means all of the following described property, whether now owned or hereafter acquired by the Company, which is hereby expressly excepted and excluded from the Lien of this Indenture:

(i) all cash, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes and other obligations and securities not deposited, or required to be deposited, with the Trustee by the express provisions of this Indenture;

(ii) all bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts and operating agreements not pledged or required to be pledged with the Trustee;

(iii) all merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, the Company, or held in advance of use thereof for maintenance, replacement or fixed capital purposes;

(iv) all electricity, gas, steam, water, ice and other materials, products or services generated, manufactured, produced, provided or purchased by the Company for sale or distribution or used or to be used by the Company;

(v) all railcars, aircraft, watercraft, automobiles, buses, trucks, tractors, trailers and similar vehicles and movable equipment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing;

(vi) all office furniture and office equipment;

(vii) all leasehold interests and leasehold improvements;

(viii) the last day of the term of any lease or leasehold now owned or hereafter acquired by the Company which is specifically subjected to the Lien of this Indenture;

(ix) all timber, natural gas, oil, coal, uranium and other minerals, mined or extracted from or otherwise separated from the earth, or lying or being within or under any properties of the Company, including Mortgaged Property, and gas, oil, coal and other mineral rights, leases and royalties and income therefrom, and rights to explore for such minerals;

(x) except as the same may be specifically subjected to the Lien of this Indenture, all nuclear fuel, cores and materials;

(xi) all satellites and other equipment and materials used or to be used in outer space; all business machines; all communications equipment; all computer equipment; all record production, storage and retrieval equipment; all telephone equipment; and all components, spare parts, accessories, programs and supplies used or to be used in connection with any of the foregoing; and

(xii) all real or personal property which meets all of the following conditions:

(A) is not specifically described in this Indenture;

(B) is not specifically subjected or required to be subjected to the Lien of this Indenture by any express provision of this Indenture; and

(C) is not an integral part of or used or to be used as an integral part of the electric and steam generating, transmission and distribution operations of the Company, or in connection with the operation of any property specifically subjected or required to be subjected to the Lien of this Indenture by the express provisions of this Indenture.

“Fair Value”

(z) “Fair Value” when applied to property means its fair value as determined without deduction for any Prior Liens upon such property, which fair value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company; the “value” of any Mortgaged Property shall be the lesser of its Cost or Fair Value as evidenced by an Engineer’s Certificate and determined without regard to the existence of any Prior Lien on such Mortgaged Property. Anything in this Indenture to the contrary notwithstanding, except with respect to any property that is or is to be sold, transferred or otherwise disposed of and/or released from the Lien of this Indenture, the term “Fair Value” means the “Fair Value to the Company.”

“Generally Accepted Accounting Principles”

(aa) “Generally Accepted Accounting Principles” means generally accepted accounting principles in use at March 1, 2022, or, at the option of the Company, other generally accepted accounting principles which are in use at the time of their determination; in determining generally accepted accounting principles, the Company may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric and steam generating, transmission and distribution operations of the Company.

“Governmental Obligations”	(bb) “Governmental Obligations” means direct obligations of, or obligations unconditionally guaranteed by, the United States of America.

“Indenture”	(cc) “Indenture” means this instrument and all Supplemental Indentures; all references to “herein”, “hereof” and “hereunder” shall respectively mean in, of or under this Indenture.

“Independent”

(dd) “Independent” when used with respect to any specified Person means that such Person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor on the Bonds or in any Affiliate of the Company or any such other obligor and (iii) is not connected with the Company or such other obligor as an Affiliate or an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Lien of this Indenture”

(ee) “Lien of this Indenture” means the lien created by this instrument (including the lien on property acquired after the date of the execution of this Indenture) and the lien created by any subsequent conveyance to the Trustee, whether made by the Company or any other Person, effectively constituting any property a part of the security held by the Trustee for the benefit of the holders of all Outstanding Bonds.

“Moody’s”	(ff) “Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property”

(gg) “Mortgaged Property” means as of any particular time all of the property which is an integral part of or used or to be used as an integral part of the electric and steam generating, transmission and distribution operations of the Company, any undivided legal interest of the Company in any property which is jointly owned by the Company and any other Person or Persons, and any other property (including securities and cash held by the Trustee) which at said time is subject, or is intended by the terms of this Indenture to be subject, to the Lien of this Indenture, however created, including (i) all of such property which is acquired by the Company after March 1, 2022, and (ii) all of the property which is described in Exhibit A and in Supplemental Indentures, but Mortgaged Property shall not include Excepted Property.

“Officers’ Certificate”

(hh) “Officers’ Certificate” means a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Controller, Treasurer or an Assistant Treasurer of the Company.

“Opinion of Counsel”	(ii) “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding”

(jj) “Outstanding” means as of any particular time with respect to Bonds, all Bonds which theretofore have been authenticated and delivered by the Trustee under this Indenture, except (i) Bonds theretofore paid, retired, redeemed, discharged or canceled, or Bonds for the purchase, payment or redemption of which money or Governmental Obligations in the necessary amount shall have been deposited with, or shall then be held by, the Trustee with irrevocable direction to apply such money or the proceeds of such Governmental Obligations to such purchase, payment or redemption, provided that, in the case of redemption, the notice required by Article IX shall have been given or provided for to the satisfaction of the Trustee, (ii) Bonds deposited with or held in pledge by the Trustee under this Indenture, including any Bonds so held under any sinking, improvement, maintenance, replacement or analogous fund, (iii) Bonds authenticated and delivered upon transfer of which or in exchange or substitution for and/or in lieu of which other Bonds have been authenticated and delivered, (iv) Bonds paid pursuant to Section 2.10 and (v) Bonds exchanged for Evergy Metro Mortgage Bonds pursuant to Section 13.05(a) herein provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Bonds are present at a meeting of holders of Bonds for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Bonds held for the account of the Company, any of its subsidiaries or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Permissible Encumbrances”	(kk) “Permissible Encumbrances” means as of any particular time any of the following:

(i) the Lien of this Indenture and all liens and encumbrances junior thereto;

(ii) liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by the Company, provided that the Company shall have set aside on its books reserves deemed by it to be adequate with respect to any such tax or assessment so being contested;

(iii) any right of any municipal or other governmental body or agency, by virtue of any franchise, grant, license, contract or statute, to occupy, purchase or designate a purchaser of, or to order the sale of, any Mortgaged Property upon payment of reasonable compensation therefor, or to terminate any franchise, grant, license, contract or other right, or to regulate the property and business of the Company;

(iv) liens and charges incidental to construction or current operations of the Company which are not delinquent or, whether or not delinquent, are being contested in good faith by the Company;

(v) easements, reservations or rights of way, and zoning ordinances, regulations and restrictions, if they do not, individually or in the aggregate, impair the utility of the affected property in the operation of the business of the Company;

(vi) irregularities in or defects of title with respect to any rights of way acquired by the Company for lines, structures and appurtenances thereto, if the Company has obtained from the apparent owner of the real estate traversed by any such right of way a sufficient right, by the terms of the instrument granting such right of way, to the use thereof for the purpose of such lines, structures and appurtenances, or the Company has eminent domain power to remove or cure such irregularities or deficiencies;

(vii) liens securing obligations neither (A) assumed by the Company nor (B) on account of which it customarily pays interest, directly or indirectly, existing upon real estate, or rights in or relating to real estate acquired by the Company for rights of way for lines, structures and appurtenances thereto;

(viii) party-wall agreements and agreements for and obligations relating to the joint or common use of property owned solely by the Company or owned by the Company in common or jointly with one or more parties;

(ix) liens securing indebtedness incurred by a Person, other than the Company, which indebtedness has been neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing on property which the Company owns jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would preclude the sale of such property by such other Person or the holder of such lien without the consent of the Company;

(x) any attachment, judgment and other similar lien arising in connection with court proceedings in an amount not in excess of the greater of $10,000,000 or 5% of the principal amount of the Outstanding Bonds at the time such attachment, judgment or lien arises, or the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond;

(xi) the burdens of any law or governmental rule, regulation, order or permit requiring the Company to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters;

(xii) any duties or obligations of the Company to any federal, state or local or other governmental authority with respect to any franchise, grant, license or permit which affects any Mortgaged Property;

(xiii) liens in favor of a government or governmental entity securing (A) payments pursuant to a statute (other than taxes), or (B) indebtedness incurred to finance all or part of the purchase price or Cost of construction of the property subject to such lien;

(xiv) possible adverse rights or interests and inconsequential defects or irregularities in title which, in an Opinion of Counsel, may properly be disregarded; and

(xv) any Prior Lien if (A) at the time of the acquisition by the Company of the Mortgaged Property subject to such other Prior Lien, the Cost or Fair Value, whichever is less, of such Mortgaged Property is at least equal to 133 1⁄3% of the principal amount of the obligations (which are not in default) secured by such other Prior Lien, (B) all other liens on such Mortgaged Property, except for Permissible Encumbrances, shall have been discharged at the time of such acquisition and (C) such other Prior Lien shall not attach to any other Mortgaged Property other than pursuant to an after-acquired property clause of such other Prior Lien; but, if the Company, as successor corporation, shall have executed a Supplemental Indenture relating thereto in accordance with Article XIII, the extension of such other Prior Lien to Mortgaged Property subsequently acquired by the Company shall be permitted notwithstanding the limitation expressed in this Section 1.03(kk)(xv)(C).

For the purposes of this Indenture, no mortgage or other lien on any property of the Company shall be considered as a “mortgage,” “lien,” “charge” or “encumbrance” if cash or Governmental Obligations sufficient to pay or redeem the indebtedness secured by such mortgage or lien shall be held in trust for such purpose by the Trustee or by the trustee, mortgagee or other bolder of such mortgage or lien; the sufficiency of such cash or Governmental Obligations shall be evidenced to the Trustee by an Accountant’s Certificate.

“Person”

(ll) “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prior Lien”

(mm) “Prior Lien” means any mortgage, lien, charge, encumbrance, security interest on or in, or pledge of, any Mortgaged Property existing both at and immediately prior to the time of the acquisition by the Company of such Mortgaged Property or created as a purchase money mortgage on such Mortgaged Property at the time of its acquisition by the Company, in each case ranking prior to or on a parity with the Lien of this Indenture.

“Prior Lien Bonds”	(nn) “Prior Lien Bonds” means any indebtedness (including the evidences thereof), if any, secured by a Prior Lien.

“Rating Agencies”	(oo) “Rating Agencies” means either Moody’s, S&P or another nationally recognized statistical rating organization.

“Registered Bond”	(pp) “Registered Bond” means any Bond registered as to both principal and interest or as to principal only in the bond register required pursuant to Section 2.06.

“Registered Holder”

(qq) “Registered Holder” means the Person or Persons in whose name or names the particular Registered Bond shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Responsible Officer”

(rr) “Responsible Officer” when used with respect to the Trustee means any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, and also means, with respect to a particular corporate matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Retired” “S&P”

(ss) “Retired” means as of any particular time Bonds and Prior Lien Bonds theretofore but after March 1, 2022, paid, retired, redeemed, discharged or canceled, or for the purchase, payment or redemption of which money or Governmental Obligations in the necessary amount shall have been deposited with, or shall then be held by, the Trustee with respect to Bonds, or the trustee or mortgagee under the Prior Lien which secures such Prior Lien Bonds, in each case with irrevocable direction to apply such money or the proceeds of such Governmental Obligations to such purchase, payment or redemption.

(tt) “S&P” means S&P Global Ratings.

“Substitution Date”	(uu) “Substitution Date” means the date of the consummation of an Evergy Metro Merger.

“Supplemental Indenture”	(vv) “Supplemental Indenture” means any indenture hereafter duly authorized and approved by the Board and entered into between the Company and the Trustee in accordance with this Indenture.

“Trustee”	(ww) “Trustee” means the Person named as the Trustee in the first paragraph of this Indenture and any successor thereto pursuant to Section 14.14.

“Unbonded”	(xx) “Unbonded” as applied to Bonds, Prior Lien Bonds or Bond-Property means that such Bonds, Prior Lien Bonds or Bondable Property are not Bonded.

ARTICLE II

FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Series and form of Bonds

Section 2.01. At the option of the Company, Bonds may be issued under this Indenture in one or more series and in an unlimited amount, the Bonds of each series to mature on such date or dates and bear interest, if any, at such rate or rates (which may be based on a formula or otherwise change from time to time prior to maturity of any such Bonds) as shall be set forth in a Supplemental Indenture authorized by the Board prior to the authentication of such Bonds. The form of each series of Bonds shall be set forth in a Supplemental Indenture. The Bonds of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute only a single obligation. The English text of Registered Bonds and the Trustee’s authentication certificate shall be in the form set forth in a Supplemental Indenture; provided, however, that the form of each series of Bonds shall specify the descriptive title of such series of Bonds (which title shall contain the words “First Mortgage Bond”), the designation of such series, the rate or rates of interest, if any, or the method by which such rate or rates are determined, to be borne by the Bonds of such series, the coin or currency in which payable (which need not be coin or currency of the United States of America), the date or dates of maturity, the dates for the payment of interest, and a place or places (which need not be in the United States of America) and the means (which may include mail) for the payment of principal of, premium, if any, and interest on such Bonds and any other terms of the Bonds of such series. Any series of Bonds to the extent issued in registered form may provide for record dates for the payment of interest. Any series of Bonds may also have such omissions or modifications or contain such other provisions not prohibited by this Indenture as may be set forth in a Supplemental Indenture. Unless otherwise specified, the Bonds of each series shall be issuable in registered form.

Kinds and denominations of Bonds

Section 2.02. Any series of Bonds may be executed, authenticated and delivered originally as Registered Bonds of such denomination or denominations as may be specified in a Supplemental Indenture or a Board resolution.

Dates of and interest on Bonds Legends on Bonds

Section 2.03. Unless otherwise specifically provided in a Supplemental Indenture with respect to a series of Bonds, each Registered Bond shall be dated as of the date of its authentication; provided, however, that if any Registered Bond shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any Bond or Bonds upon which interest is in Default, it shall be dated so that such Bond shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which such Registered Bond shall have been delivered, unless otherwise specifically provided with respect to a series of Bonds. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided in a Supplemental Indenture with respect to a series of Bonds, (a) the Registered Bonds of such series shall bear interest, if any, from the beginning of the interest period for such series during which such Bonds were authenticated, and (b) the first interest period for each series of Bonds shall begin on the date of their issuance.

Section 2.04. Any Bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations thereunder, the rules or regulations of any stock exchange, any contract to which the Company is a party concerning such Bond, or to conform to usage, and the Company may at any time amend the form of any legend to be used on Bonds then Outstanding so as to comply with any such law, rule or regulation, contract, or so as to conform to usage.

Exchange of Bonds

Section 2.05. Unless otherwise specifically provided with respect to a series of Bonds, in all cases in which the privilege of exchanging Bonds exists and is exercised, the Bonds to be exchanged shall be surrendered at such place or places as shall be set forth in a Supplemental Indenture or designated by the Company for that purpose, and the Trustee shall authenticate and the Company shall deliver in exchange therefor the Bond or Bonds which the Bondholder making the exchange shall be entitled to receive. All Bonds so surrendered and delivered for exchange shall be accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the registered holder of such Bond or the duly authorized attorney of such holder, at the office or agency of the Company designated by it. All Bonds so surrendered and delivered for exchange shall be canceled by the Trustee. Upon any transfer of Bonds permitted by Section 2.06, and upon any exchange of Bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of Bonds for each Bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of Bonds of any series for a period of 15 days next preceding any interest payment date of said series (unless such series has a record date for the payment of interest), or next preceding any designation of Bonds of said series to be redeemed. The Company shall not be required to make any transfer or exchange of any Bond designated for redemption, except for any part of such Bond which is not designated for redemption.

Transfer of Bonds

Section 2.06. The Company shall keep, at such place or places as shall be designated by the Company for the purpose, a Bond register for the registration and transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any Bonds entitled to registration or transfer at such office. Upon the transfer of any Registered Bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new Registered Bond or new Registered Bonds of the same series for a like principal amount. All Registered Bonds so surrendered for transfer shall be canceled by the Trustee.

Execution of Bonds

Section 2.07. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Authentication of Bonds

Section 2.08. All Bonds authenticated and delivered under this Indenture shall, from time to time, be executed on behalf of the Company by its Chair of the Board, Chief Executive Officer, President or a Vice President, whose signature may be manual, electronic or facsimile, and its corporate seal, if required, may be thereon impressed or imprinted and attested by its Secretary or an Assistant Secretary, whose signature may be manual, electronic or facsimile. In case any officer of the Company who has executed any Bonds or attested the seal thereon shall cease to be such officer before the Bonds so executed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such Bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who executed such Bonds or attested the seal thereon had not ceased to be such officer or officers of the Company.

Temporary Bonds	Section 2.09. There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive Bond or Bonds issued or issuable under this Indenture one or more temporary Bonds substantially of the tenor of such definitive Bonds and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary Bond or Bonds may be in such denomination or denominations as may be specified in a Supplemental Indenture or a Board resolution. Until a definitive Bond or Bonds are delivered in exchange therefor, the holder of each such temporary Bond or Bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive Registered Bonds for temporary Bonds (which exchange the Company shall make on request of, and without charge to, the holder of temporary Bonds, when definitive Bonds are ready for delivery) such temporary Bond or Bonds shall be canceled by the Trustee. When and as interest is paid upon any unregistered temporary Bond, the fact of such payment shall be noted thereon. Unregistered temporary Bonds of any series shall bear interest from the beginning of the interest period for Bonds of that series during which such unregistered temporary Bonds were authenticated. The holder of one or more temporary Bonds may surrender and exchange them for cancellation accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the registered holder or by the duly authorized attorney of such holder, at the office or agency of the Company designated by it, and shall be entitled to receive a temporary Bond or Bonds of the same series of like aggregate principal amount of such other denominations as may be specified in a Supplemental Indenture or a Board resolution.

Replacement of stolen, lost, destroyed or mutilated Bonds

Section 2.10. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Outstanding Bond and of indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such Bond, if mutilated, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and of the same series in lieu of such stolen, lost, destroyed or mutilated Bond, or if any such Bond shall have matured or be about to mature, instead of issuing a substituted Bond the Company may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Company, the Trustee, and if requested by the Company, any paying agent.

Trustee’s certificate on Bonds

Section 2.11. No Bond shall be secured by this Indenture unless there shall be endorsed thereon the certificate of the Trustee that it is one of the Bonds (or temporary Bonds) of the series therein designated, herein described or provided for, executed by the Trustee by manual or electronic signature of an authorized signatory thereof, and such certificate on any such Bond shall be conclusive evidence that such Bond has been duty authenticated and delivered by the Trustee and when delivered by the Company will be secured by this Indenture.

CUSIP/ISIN Numbers

Section 2.12. The Company in issuing the Bonds may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Bondholders; provided that the Trustee shall have no liability for any defect in the “CUSIP” or “ISIN” numbers as they appear on any Bond, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bond or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bond, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE III ISSUANCE OF BONDS BASED ON BONDABLE PROPERTY

Bonds issuable on basis of Bondable Property No Bonds issuable on basis of Bonded Bondable Property

Section 3.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chair of the Board, Chief Executive Officer, President or a Vice President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds of one or more series, or any portion of a series, upon the basis of Bondable Property, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article III.

Section 3.02. No Bonds shall be authenticated and delivered at any time under this Article III upon the basis of Bonded Bondable Property.

Bonds issuable to specified percentage of Bondable Property Requirements for issuance

Section 3.03. Bonds of any one or more series may be authenticated and delivered under this Article III in a principal amount not exceeding 75% of the amount of Unbonded Bondable Property at the time of such authentication and delivery.

Section 3.04. No Bonds shall be authenticated or delivered under this Article III by the Trustee upon the basis of Bondable Property, until the Trustee shall have received the following:

Board resolution

(a) a Board resolution (i) requesting the Trustee to authenticate and deliver Bonds, (ii) authorizing the Supplemental Indenture pursuant to which such Bonds are to be issued, (iii) specifying the principal amount of Bonds to be authenticated and delivered, the series thereof and any other matters with respect thereto required by this Indenture, and (iv) setting forth instructions for the delivery of such Bonds;

Officer’ Certificate

(b) an Officers’ Certificate stating that to the knowledge of the signers of such Officers’ Certificate none of the events which constitute or with a lapse of time would constitute a Default has occurred and is continuing;

Engineer’s Certificate	(c) an Engineer’s Certificate, dated the date of such application, stating:

(i) the amount, as of a date not more than 90 days prior to the date of such application, of Bondable Property made a basis for the application;

(ii) that all such Bondable Property is Bondable Property as defined in Section 1.03(h);

(iii) that all such Bondable Property is desirable for use or is used in the proper conduct of the business of the Company;

(iv) that such amount of Bondable Property, to the extent of the lesser of Cost or Fair Value, is not then Bonded;

(v) except as to Bondable Property acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated in such Engineer’s Certificate;

(vi) a brief description, with respect to any Bondable Property acquired, made or constructed in whole or in part through the delivery of securities, of the securities so delivered and stating the date of such delivery;

(vii) that the Cost of such Bondable Property is a specified amount and, except as to Bondable Property for which a statement is to be made in an Independent Engineer’s Certificate as provided in Section 3.04(d), that the Fair Value of such Bondable Property as of a date not more than 90 days prior to the date of such application is a specified amount;

(viii) the amount required to be deducted in respect of Bondable Property under Section 1.03(h)(iii)(A) and the amount elected to be added under Section 1.03(h)(iii)(B);

(ix) what part, if any, of such Bondable Property includes property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the Fair Value thereof as of a date not more than 90 days prior to the date of such application is less than $25,000 and whether or not such Fair Value is less than 1% of the aggregate principal amount of the Bonds Outstanding at the date of such application; and

(x) that the easements, restrictions, exceptions, reservations or rights, if any, of the character constituting Permissible Encumbrances, to which Bondable Property is subject, and the defects, irregularities and deficiencies in titles of the character so permitted of any property or tights of way included in such Bondable Property do not materially impair the use of such property or rights of way for the purposes for which the same are held by the Company;

Independent Engineer’s Certificate Appraiser’s Certificate

(d) in case any Bondable Property is shown by the Engineer’s Certificate provided for in Section 3.04(c) to include property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof, as of a date not more than 90 days prior to the date of such application, to be less than $25,000 or less than 1% of the aggregate principal amount of the Bonds Outstanding at the date of such application, an Independent Engineer’s Certificate stating as to such Bondable Property and (at the option of the Company) as to any other Bondable Property included in the Engineer’s Certificate provided for in Section 3.04(c), that the then aggregate Fair Value thereof, as of a date not more than 90 days prior to the date of such application, in the opinion of the signer of such Engineer’s Certificate is a specified amount, and the Fair Value in the opinion of such signer of any Bondable Property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the calendar year which includes the date of such application, as a basis for the authentication and delivery of Bonds, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;

(e) in case any Bondable Property is shown by the Engineer’s Certificate provided for in Section 3.04(c) to have been acquired, made or constructed in whole or in part through the delivery of securities, an Appraiser’s Certificate stating the opinion of the signer of such Appraiser’s Certificate of the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Bondable Property (which Appraiser shall be Independent in the event such fair market value of such securities and of all other securities made a basis for the authentication and delivery of Bonds, the withdrawal of cash or the release of Mortgaged Property or securities under this Indenture since the commencement of the calendar year which includes the date of such application, as set forth in the Appraiser’s Certificate required pursuant to this Section 3.04(e), and any similar Appraiser’s Certificates pursuant to this Section 3.04(e) or any other Section of this Indenture, is 10% or more of the aggregate principal amount of Bonds Outstanding at the date of such application, unless such fair market value of such securities, as set forth in such Appraiser’s Certificate, is, in each case, less than $25,000 or less than 1% of the aggregate principal amount of Bonds Outstanding at the date of such application);

Opinion of Counsel	(f) an Opinion of Counsel stating the opinion of such Counsel:

(i) to the effect that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said Opinion of Counsel, will be, a lien on all the Bondable Property made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture, except Permissible Encumbrances, and that the Company has the right to remove any such Bondable Property which is located on any leasehold or which is on property as to which the Company has an easement, prior to or upon the termination of such leasehold or easement, without compensation or other remuneration and free of any lien prior or equal to the Lien of this Indenture, except Permissible Encumbrances;

(ii) to the effect that the Company has corporate authority to operate the Bondable Property in respect to which such application is made; and

(iii) as to the general nature and extent of any Prior Liens existing upon any of such Bondable Property, and the principal amount of the then outstanding Prior Lien Bonds secured thereby, if any;

Further Opinion of Counsel	(g) an Opinion of Counsel stating the opinion of such Counsel to the effect that:
(i) such issue of the Bonds has been duly authorized by the Company; and

(ii) such issue of the Bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such Bonds, specifying any official orders or certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite;

Instruments of Conveyance, etc.	(h) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in Section 3.04(f);

Further Certificates	(i) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 3.04(g); and

Additional facts required by counsel

(j) if, in order to render the Opinion of Counsel provided for in Section 3.04(f) or Section 3.04(g), counsel shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in Section 3.04(c), then such Engineer’s Certificate may state all such additional facts or matters as such counsel may request.

Determination of Cost or Fair Value

Section 3.05. The Cost or Fair Value of any Bondable Property and the fair market value in cash of any securities delivered in payment therefor or for the acquisition thereof and the amounts of any deductions and any additions made in respect of Bondable Property pursuant to Section 1.03(h)(ii) or Section 1.03(h)(iii) shall be determined for the purposes of this Article III by the certificates provided for in Section 3.04; in the case of Bondable Property subject to a Prior Lien, the Fair Value of such Bondable Property shall be determined as if such Bondable Property were free of such Prior Lien.

ARTICLE IV

ISSUANCE OF BONDS BASED ON RETIRED BONDS PREVIOUSLY OUTSTANDING

Requirements for issuance

Section 4.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chair of the Board, Chief Executive Officer, President or a Vice President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds of one or more series, or any portion of a series, in a principal amount equal to and on the basis of the principal amount of any Retired Bonds, but only after the Trustee shall have received the following:

Board Resolution	(a) the Board resolution provided for in Section 3.04(a);

Officers’ Certificate	(b) the Officers’ Certificate provided for in Section 3.04(b);

Further Officers’ Certificate Opinion of Counsel

(c) an Officers’ Certificate stating that Bonds theretofore authenticated and delivered under this Indenture of a specified principal amount (not less than the principal amount of Bonds for which such request for authentication and delivery is made under this Section 4.01), have been Retired or concurrently with the authentication and delivery of the Bonds requested will be Retired or surrendered to the Trustee for cancellation (otherwise than upon exchanges or transfers of Bonds) or that cash or Governmental Obligations in the necessary amount for the purchase, payment, retirement or redemption thereof is then held by or will be deposited with the Trustee concurrently with the authentication and delivery of the Bonds requested, with irrevocable direction to apply such cash or the proceeds of such Governmental Obligations to such purchase, payment, retirement or redemption (provided that, in the case of redemption, the notice required by Article IX shall have been given or provided for to the satisfaction of the Trustee), prior to or concurrently with the authentication and delivery of the Bonds so requested, and further stating that no part of such principal amount of Bonds has theretofore been Bonded;

(d) the Opinion of Counsel provided for in Section 3.04(g); and

Further Certificates, etc.	(e) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 4.01(d).

No bonds issuable on basis of Boned Bonds	Section 4.02. No Bonds shall be authenticated and delivered at any time under this Article IV upon the basis of Bonded Bonds.

ARTICLE V ISSUANCE OF BONDS BASED ON DEPOSIT OF CASH WITH TRUSTEE

Requirements for issuance

Section 5.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chair of the Board, Chief Executive Officer, President or a Vice President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds of one or more series, or any portion of a series, upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the Bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

Board resolution	(a) the Board resolution provided for in Section 3.04(a);

Officers’ Certificate	(b) the Officers’ Certificate provided for in Section 3.04(b);

Opinion of Counsel	(c) the Opinion of Counsel provided for in Section 3.04(g); and

Further Certificates, etc.	(d) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 5.01(c).

Withdrawal of cash deposited under

Section 5.02. All cash deposited with the Trustee under Section 5.01 shall be held by the Trustee as part of the Mortgaged Property, and may be withdrawn from time to time by the Company in accordance with Article XI.

Section 5.01

ARTICLE VI

ISSUANCE OF BONDS BASED ON PRIOR LIEN BONDS

Requirements for issuance

Section 6.01. Subject to Section 6.02, the Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chair of the Board, Chief Executive Officer, President or a Vice President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds hereunder in one or more series, or any portion of a series, equal to the principal amount of Prior Lien Bonds purchased or acquired by the Company and deposited with the Trustee or Retired after March 1, 2022, but only after the Trustee shall have received the following:

Board resolution	(a) the Board resolution provided for in Section 3.04(a);

Officers’ Certificate	(b) the Officers’ Certificate provided for in Section 3.04(b);

Opinion of Counsel	(c) the Opinion of Counsel provided for in Section 3.04(g);

Further Certificates, etc.	(d) copies of the certificates or other documents, if any, specified in the Opinion of Counsel provided for in Section 6.01 (c); and

Further Officers’ Certificate

(e) an Officers’ Certificate stating that Prior Lien Bonds of a specified amount (not less than the principal amount of Bonds for which such request for authentication and delivery is made under this Section 6.01) have been Retired or, concurrently with the authentication and delivery of the Bonds requested, will be Retired or purchased or acquired by the Company and deposited with the Trustee, or paid, retired, redeemed, canceled or otherwise discharged, or that cash or Governmental Obligations in the necessary amount for the purchase, payment, retirement or redemption thereof are then held by or will be deposited with the trustee or mortgagee under the Prior Lien securing such Prior Lien Bonds concurrently with the authentication and delivery of the Bonds requested, and further stating that the principal amount of such Prior Lien Bonds are not Bonded, accompanied by such Prior Lien Bonds purchased or acquired by the Company, or a certificate of the trustee or mortgagee under such Prior Lien stating that such Prior Lien Bonds have not been used as a basis for the issuance of Prior Lien Bonds pursuant to such Prior Lien and that such Prior Lien Bonds have been Retired or purchased, paid, retired, redeemed, canceled or otherwise discharged, or that provision for such purchase, payment, retirement, redemption, cancellation or other discharge satisfactory to such trustee or mortgagee has been made, including the deposit of any necessary money or Governmental Obligations with such trustee or mortgagee.

No Bonds issuable on basis of Bonded Prior Lien Bonds	Section 6.02. No Bonds shall be authenticated and delivered at any time under this Article VI on the basis of Bonded Prior Lien Bonds.

ARTICLE VII COVENANTS OF THE COMPANY

Payment of principal and interest

Section 7.01. The Company will duly and punctually pay the principal of, premium, if any, and interest on all Outstanding Bonds at the times and places and in the manner provided for in the Bonds and this Indenture.

Possession, maintenance of Lien and right to mortgage

Section 7.02. Except for properties not necessary or desirable for the Company’s operations which may have been sold, vacated or otherwise disposed of by the Company and the value of which is not included in the calculation of Bondable Property, on the date of the execution of this Indenture the Company is lawfully seized and possessed of all the Mortgaged Property in existence on such date, free and clear of all liens other than Permissible Encumbrances; the Company will maintain and preserve the Lien of this Indenture so long as any Bond is Outstanding subject to its right to create Prior Liens which are Permissible Encumbrances; and the Company has good right and lawful authority to mortgage the Mortgaged Property, as provided in and by this Indenture.

Corporate existence

Section 7.03. The Company will, subject to Article XIII, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary.

Appointment of Trustee

Section 7.04. Whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 14.14 appoint a Trustee so that there shall be at all times a Trustee which shall at all times be a bank or trust company having its designated corporate trust office and place of business in the United States of America and organized and doing business under the laws of the United States or of any State or the District of Columbia, with a combined capital and surplus of at least Twenty Million Dollars ($20,000,000), and authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by Federal, State or District of Columbia authority.

Recordation of Indenture

Section 7.05. The Company will cause this Indenture and all Supplemental Indentures or notices in respect thereof to be promptly recorded and filed and rerecorded and refiled in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee, and will deliver to the Trustee:

Opinion of Counsel

(a) promptly after the execution and delivery of this Indenture and of each Supplemental Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such Supplemental Indenture or notice in respect thereof has been properly recorded and filed, so as to make effective the Lien of this Indenture intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make the Lien of this Indenture effective. The Company shall be deemed to be in compliance with this Section 7.05(a) if (i) such Opinion of Counsel states that this Indenture or such Supplemental Indenture or notice has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for recording or filing makes effective the Lien of this Indenture intended to be created thereby, and (ii) such Opinion of Counsel is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such Supplemental Indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such Supplemental Indenture is required to be recorded or filed; and

Annual requirements

(b) on or before December 1 of each year, beginning 2022, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this Section 7.05(b) or the first Opinion of Counsel furnished pursuant to Section 7.05(a), with respect to the recording, filing, rerecording, and refiling of this Indenture and each notice with respect thereto and of each Supplemental Indenture, as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

Paying Agents

Section 7.06. (a) If the Company shall appoint one or more paying agents other than the Trustee, the Company will cause each such paying agent to (i) execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to this Section 7.06(a)(i), that such paying agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by such paying agent for the payment of the principal of, premium, if any, and interest on the Bonds; and (ii) that such paying agent shall give to the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of, premium, if any, or interest on the Bonds, and of any default by the Company in the making of any such payment; such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law or unless otherwise directed by the Company.

(b) If the Company acts as its own paying agent, the Company will, on or before each installment of principal of, premium, if any, or interest on the Bonds is required to be paid, set aside and segregate and hold in trust for the benefit of the Bondholders or the Trustee a sum sufficient to pay such principal, premium or interest on the Bonds and will notify the Trustee of such action, or of any failure to take such action.

Company may cause sums help by paying agent to be paid to Trustee

(c) Anything in this Section 7.06 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent as required by this Section 7.06, such sums to be held by the Trustee upon the trusts contained in this Indenture.

This Section subject to Section 18.02	(d) Anything in this Section 7.06 to the contrary notwithstanding, the holding of sums in trust as provided in this Section 7.06 is subject to Section 18.02.

Payment of taxes

Section 7.07. The Company will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, any income from the Mortgaged Property, or the interest of the Trustee in the Mortgaged Property, before the same shall result in the attachment of a lien on the Mortgaged Property and will use its best efforts duly to observe and conform to all valid requirements of any governmental authority relative to any Mortgaged Property, and all covenants, terms and conditions upon or under which any Mortgaged Property is held; provided, however, that nothing in this Section 7.07 shall require the Company to use its best efforts to observe or conform to any requirement of any governmental authority or to cause to be paid or discharged, or to make provisions for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings.

Instruments of further assurance

Section 7.08. The Company will execute and deliver such Supplemental Indenture or Indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the Lien of this Indenture any property (other than Excepted Property) hereafter acquired and intended or required to be so subject.

Books of record and account

Section 7.09. The Company will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Bonds and the business, properties and affairs of the Company in accordance with Generally Accepted Accounting Principles. The Company will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the Company of its covenants in this Indenture.

Maintenance of Mortgaged Property

Section 7.10. The Company will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on by the Company with the Mortgaged Property may be properly conducted at all times; provided, however, that nothing in this Section 7.10 shall prevent the Company from discontinuing the operation and maintenance of any Mortgaged Property if, in the judgment of the Company, such discontinuance is desirable in the conduct of its business, and, in the judgment of the Company, is not in any material respect adverse to the Bondholders; and provided, further, nothing in this

Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of any portion of the Mortgaged Property as long as such sale, transfer or other disposition is permitted by and conducted in accordance with, the terms of this Indenture.

Insurance

Section 7.11. (a) The Company will keep or cause to be kept all the Mortgaged Property insured with reasonable deductibles and retentions against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, by insurance companies which the Company believes to be reputable; or the Company will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection or, alone or in conjunction with any other Person or Persons, create an insurance fund to protect the Mortgaged Property against loss by fire.

Proceeds Paid to Company

(b) Proceeds of any insurance or alternative method or plan of protection of the Company against losses of the kind specified in Section 7.11(a) shall, at the option of the Company, be paid to the Company, and the Company shall be under no obligation to use such proceeds to rebuild or repair damaged or destroyed Mortgaged Property to the extent that the value of all of the Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which such proceeds are payable equals or exceeds an amount equal to 133 1⁄3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstanding, upon receipt by the Trustee of:

Engineer’s Certificate	(i) an Engineer’s Certificate stating that the Fair Value of the Mortgaged Property remaining after such damage or destruction of Mortgaged Property is a specified amount; and

Accountant’s Certificate

(ii) an Accountant’s Certificate stating that the value of all of the Mortgaged Property, as certified in the Engineer’s Certificate provided for in Section 7.11(b)(i) equals or exceeds an amount equal to 133 1⁄3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstanding.

If Mortgaged Property not equal to 133 1⁄3% if Bonds and Prior Lien Bonds, proceeds payable to Trustee

(c) If the value of all of the Mortgaged Property after such damage or destruction of Mortgaged Property does not equal or exceed an amount equal to 133 1⁄3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstanding, (i) the proceeds of such insurance paid with respect to any such loss shall be made payable to the Trustee, as the interest of the Trustee may appear, or to the trustee or other mortgagee under any Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require such losses so to be made payable; and (ii) if the Company shall adopt such other method or plan, it will pay or cause to be paid to the Trustee on account of any loss sustained because of the destruction or damage of any Mortgaged Property by fire, an amount of cash equal to such loss less any amount otherwise paid to the Trustee, or to the trustee or other mortgagee of any such Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require such losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance.

Company reimbursed for repairs	(d) All moneys paid to the Trustee by the Company or received by the Trustee as proceeds of any insurance shall, subject to the requirements of any Prior Lien, be held by the

Trustee and, subject to such requirements, shall be paid by the Trustee to the Company to reimburse the Company for an equal amount spent for the purchase or other acquisition of property which becomes Mortgaged Property at the time of such purchase or acquisition, or in the rebuilding or renewal of the Mortgaged Property destroyed or damaged, upon receipt by the Trustee of (i) an Officers’ Certificate requesting such reimbursement, (ii) an Accountant’s Certificate stating the amounts so spent and the Cost of any Mortgaged Property so purchased or acquired, (iii) an Engineer’s Certificate stating the nature of such rebuilding or renewal and the Fair Value of the Mortgaged Property so rebuilt or renewed, and (iv) an Opinion of Counsel to the effect that the Mortgaged Property so purchased, rebuilt or renewed is subject to the Lien of this Indenture to the same extent as was the Mortgaged Property so destroyed or damaged.

Withdrawal of proceeds under Section 11.01

(e) Any moneys not applied in accordance with Section 7.11(d) within 18 months after the receipt of such moneys by the Trustee, or in respect of which notice in writing of the intention of the Company to apply such moneys to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such 18 months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions in Section 11.01.

Annual Requirement

(f) There shall be delivered to the Trustee, on or before December 1 of each year, a detailed statement, signed by the Treasurer or an Assistant Treasurer of the Company, of any fire insurance policies then outstanding and in force upon any Mortgaged Property, including, or by reference to former statements including the names of the insurance companies which have issued such policies and the amounts and expiration dates thereof, together with a detailed statement, signed by the Treasurer or an Assistant Treasurer of the Company, of any alternative method or plan of protection, if any.

Payments by Trustee

Section 7.12. Upon default of the Company, the Trustee may, but shall not be obligated to, make any payment which the Company in this Indenture agrees to make, and the Company covenants and agrees that it will promptly repay to the Trustee any and all moneys which the Trustee shall so pay.

ARTICLE VIII

PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

Requirements upon deposit of Prior Lien Bonds

Section 8.01. Each Prior Lien Bond in registered form deposited with the Trustee shall be accompanied by appropriate instruments of transfer, and the Trustee may cause any or all registered Prior Lien Bonds deposited under this Article VIII to be registered in its name as Trustee, or otherwise, or in the name or names of its nominee or nominees.

Disposition of principal of and interest on Prior Lien Bonds

Section 8.02. All Prior Lien Bonds received by the Trustee under this Article VIII shall be held as part of the Mortgaged Property for the protection and further security of the Bonds. Except during the continuance of a Default, no payment of principal of, or premium, if any, or interest on any Prior Lien Bond, for which the Company is the obligor, held by the Trustee shall be made or demanded. Except during the continuance of a Default, all cash received by the Trustee (a) on account of the principal of, or premium, if any, or interest on any Prior Lien Bond, or (b) by reason of the sale or delivery of any Prior Lien Bond pursuant to any sinking fund or analogous fund or other similar device for the retirement of Prior Lien Bonds, shall be paid by the Trustee to the Company.

Surrender of Prior Lien Bonds

Section 8.03. (a) Except during the continuance of a Default, the Trustee, on the written request of the Company, shall cause any Prior Lien Bonds held by it under this Article VIII to be canceled, and the obligation thereby evidenced to be satisfied and discharged. Upon similar request the Trustee shall sell (on such terms as the Company shall designate) or surrender any Prior Lien Bonds held by it subject to this Article VIII to the trustee or other holder of the Prior Lien which secures such Prior Lien Bonds to be held uncanceled for the purposes of any sinking or analogous fund or other similar device for the retirement of such Prior Lien Bonds, provided, however, that if all of the property securing any Prior Lien Bonds deposited with the Trustee under this Article VIII shall have been released from the Lien of this Indenture, such bonds as shall thereupon cease to be Prior Lien Bonds and shall be surrendered forthwith by the Trustee to the Company upon its written request.

(b) Prior to any sale or surrender of Prior Lien Bonds by the Trustee in accordance with Section 8.03(a), there shall be delivered to the Trustee, an Appraiser’s Certificate, made and dated not more than 90 days prior to the date of the Company’s request for such sale or surrender, stating the fair market value in cash, in the opinion of the signer of such Appraiser’s Certificate, of the Prior Lien Bonds to be sold or surrendered, and an Officers’ Certificate stating that, in the opinion of the signers of such Officers’ Certificate, the release thereof will not impair the security under this Indenture.

(c) Any cash received by the Trustee upon the sale of Prior Lien Bonds pursuant to this Section 8.03 shall be held and applied in accordance with Article XI.

Extension of maturity of Prior Lien Bonds

Section 8.04. On the request of the Company as evidenced by an Officers’ Certificate, the Trustee shall permit the extension of the maturity of and/or any other modification of any Prior Lien Bonds held by the Trustee subject to this Article VIII and/or any modification of any Prior Lien.

Trustee’s rights upon Default

Section 8.05. Upon the occurrence and during the continuance of a Default, the Trustee may exercise any and all rights of a holder with respect to the Prior Lien Bonds then held by it under this Article VIII or may take any other action which shall in its judgment be desirable or necessary to avail itself of the security for such Prior Lien Bonds.

ARTICLE IX

REDEMPTION OF BONDS

Certain Bonds redeemable

Section 9.01. Any Outstanding Bonds which are, by their terms, redeemable before maturity, at the option of the Company or pursuant to the requirements of this Indenture, may be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with this Article IX.

General provisions and mechanics of redemption

Section 9.02. (a) If less than all of the Outstanding Bonds of any series are to be redeemed, the particular Bonds to be redeemed shall be selected by such method as shall be provided for any such particular series of the Outstanding Bonds, or in the absence of any such provision, by the Trustee in such manner as it shall deem fair and appropriate, but special provisions for the selection of the particular Bonds to be redeemed within a particular series may be provided by a Supplemental Indenture.

Notice to Bondholders Notice to redeem Registered Bonds

(b) Unless otherwise provided as to a particular series of Bonds, notice of the intention of the Company to redeem any Bonds which are not Registered Bonds shall be given to the holders of such Bonds, by or on behalf of the Company, by publication in one Authorized Newspaper in the Borough of Manhattan, The City of New York, and in one Authorized Newspaper in the city in which the Trustee maintains its principal office and place of business, once at least 30 and not more than 40 days prior to the date fixed for redemption. If less than all Bonds of any particular series are to be redeemed and unless otherwise provided as to a particular series of Bonds, the number of any Bonds to be redeemed shall be included in such notice and may be stated: individually; in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or in any other way satisfactory to the Trustee.

(c) No notice of the intention of the Company to redeem Registered Bonds is required to be published in an Authorized Newspaper, but a copy of such notice shall be mailed to the holders of such Registered Bonds, not less than 10 nor more than 40 days before the date fixed for such redemption, at the last address appearing for each of such holders in the Bond register maintained pursuant to Section 2.06.

Redemption notice may be subject to receipt of moneys by FailureTrustee to give notice shall not affect validity of redemption

(d) If at the time of publication or mailing of any notice of redemption the Company shall not have irrevocably directed the Trustee to apply funds deposited with the Trustee or held by it and available to be used for the redemption of Bonds to redeem all the Bonds called for redemption, such notice may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date.

(e) Failure duly to give notice of the intention of the Company to redeem any Bonds by publication and/or by mailing to the owner or holder of such Bond shall not affect the validity of the proceedings for the redemption of any other Bond.

Bonds due on redemptions date

Section 9.03. Publication or mailing of the notice of redemption, if required, having been completed as provided in Section 9.02(b) or 9.02(c) and the Company having before the redemption date specified in such notice deposited with the Trustee, and/or having irrevocably directed the Trustee to apply, from cash or Governmental Obligations held by it and available to be used for the redemption of Bonds, an amount in cash or the proceeds from such Governmental Obligations sufficient to redeem all of the Bonds called for redemption, including accrued interest, the Bonds called for redemption shall become due and payable on such redemption date.

Moneys for redemption held in trust

Section 9.04. All cash or Governmental Obligations held by the Trustee for the redemption of Bonds shall, subject to Section 18.02, be held in trust for the account of the holders of the Bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of said Bonds. On and after such date fixed for redemption, if the cash for the redemption of the Bonds to be redeemed shall be held by the Trustee for the purpose, such Bonds shall cease to bear interest and shall cease to be entitled to the Lien of this Indenture.

Partial redemption of Registered Bond

Section 9.05. If any Registered Bond shall be called for redemption in part only, the notice of such redemption shall specify the principal amount thereof to be redeemed, and such Registered Bond shall be presented for cancellation properly endorsed for transfer at or after the date fixed for the redemption of said Bonds so called for redemption, and thereupon the payment with respect to said Bonds shall be made upon surrender of said Bonds so endorsed, and Registered Bonds for the unpaid balance of the principal amount of the Registered Bonds so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof.

ARTICLE X
POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY

Company’s possession and use

Section 10.01. The Company shall be suffered and permitted to possess, enjoy, use and operate the Mortgaged Property (except cash or securities paid to or deposited with or required by the express terms of this Indenture to be paid to or deposited with the Trustee) and to take and use any and all tolls, rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof, as if this Indenture had not been made, with power in the ordinary course of business to alter, repair, change and add to its buildings, structures and any or all of its plant and equipment, constructed or owned or hereafter constructed or acquired by the Company, and hereby granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or continued, to the Trustee, or intended so to be.

Actions without comment of trustee	Section 10.02. The Company may at any time and from time to time, without any release or consent by the Trustee:

Disposition of machinery, equipment, improvements or other similar property

(a) sell or otherwise dispose of, free from the Lien of this Indenture, or abandon or otherwise retire, any machinery, equipment, implements or other similar property which is part of the Mortgaged Property and which, in the judgment of the Company, shall have become old, inadequate, obsolete, worn out or unfit or unadapted for use in the Company’s electric and steam generating, transmission and distribution operations, or any dwellings or appurtenant structures which, in the judgment of the Company, are unfit or unadapted for use in the Company’s electric and steam generating, transmission and distribution operations;

Cancel or change leases	(b) cancel or make changes in or alterations of or substitutions for any and all leases;

Change or repair transmission and distribution equipment

(c) alter, change the location of, add to, repair and replace any and all transmission and distribution lines, substations, machinery, fixtures and other equipment;

(d) cancel, make changes in or substitutions for or dispose of any and all rights of way (including easements and licenses);

Cancel, make changes, etc. to right of way

Surrender or assent to modification of franchise

(e) surrender or assent to the modification of any franchise (including in that term any ordinances, indeterminate permits, licenses or other operating rights, however denominated, granted by Federal, state, municipal or other governmental authority) under which the Company may be operating if, in the judgment of the Company, it is advisable to do so;

Abandon Mortgaged Property and surrender franchises when deemed advisable Grant or convey rights of way and easements if Mortgaged property, not Impaired

(f) abandon, or permit the abandonment of, the operation of any Mortgaged Property and surrender any franchises, as defined in Section 10.02(e), under which such Mortgaged Property is operated, if, in the judgment of the Company, the operation of such Mortgaged Property and such franchises is not, under the circumstances, necessary or important for the operation of the remaining Mortgaged Property, or whenever the Company deems such abandonment or surrender to be advisable for any reason; provided, however, that if the amount at which such property and all other properties so abandoned or surrendered during the same calendar year was originally charged to the fixed property accounts of the Company is 10% or more of the aggregate principal amount of the Bonds Outstanding immediately prior to such abandonment or surrender, there shall be furnished to the Trustee an Independent Engineer’s Certificate to the effect that neither such operation nor such franchises are, under the circumstances, necessary or important for the operation of the remaining property of the Company or that such abandonment or surrender is advisable for some other specified reason, and in either case that such abandonment or surrender will not impair the security under this Indenture in contravention of the provisions hereof; and

(g) grant or convey rights of way and easements over or in respect of any real Mortgaged Property owned by the Company, provided that such grant or conveyance will not, in the judgment of the Company, impair the usefulness of such real Mortgaged Property in the Company’s electric and steam generating, transmission and distribution operations, and will not be prejudicial to the interest of the Bondholders.

Release of Mortgaged Property if Bonding ratio test satisfied Officers’ Certificate

Section 10.03. Subject to Section 10.11, the Trustee shall release from the Lien of this Indenture any Mortgaged Property if the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 133 1⁄3% of the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, upon receipt by the Trustee of:

(a) an Officers’ Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mortgaged Property to be released and stating the reason for such release;

Engineer’s Certificate for released property

(b) an Engineer’s Certificate, dated the date of such release, stating (i) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of (A) all of the Mortgaged Property, and (B) the Mortgaged Property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

Engineer’s Certificate for acquired property	(c) in case any Bondable Property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer’s Certificate, dated the date of such release, as to the Fair Value, as of a date not more than 90 days prior to the date of such release, of the Bondable Property being so acquired (and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired, such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer’s Certificate);

Accountant’s Certificate

(d) an Accountant’s Certificate, dated the date of such release, stating the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, and stating that the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Bondable Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer’s Certificate filed pursuant to Section 10.03(c) equals or exceeds an amount equal to 133 1⁄3% of such aggregate principal amount;

Further Officers’ Certificate

(e) an Officers’ Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers’ Certificate, there has occurred and is continuing a Default; and

Opinion of Counsel	(f) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent.

Release of limited amount of Mortgaged Property

Section 10.04. If the Company is unable to obtain, in accordance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property, subject to Section 10.11, the Trustee shall release from the Lien of this Indenture any Mortgaged Property if the Fair Value thereof, as shown by the Engineer’s Certificate filed pursuant to Section 10.04(b), is less than 1⁄2 of 1% of the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, provided that the aggregate Fair Value of all Mortgaged Property released pursuant to this Section 10.04, as shown by all Engineer’s Certificates filed pursuant to Section 10.04(b) in any period of 12 consecutive calendar months which includes the date of such Engineer’s Certificate, shall not exceed 1% of the aggregate principal amount of the Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, upon receipt by the Trustee of:

Officers’ Certificate	(a) an Officers’ Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mortgaged Property to be released and stating the reason for such release;

Engineer’s Certificate

(b) an Engineer’s Certificate, dated the date of such release, stating (A) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (B) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of such Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

Accountant’s Certificate

(c) an Accountant’s Certificate, dated the date of such release, stating the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the Fair Value of the Mortgaged Property for which such release is applied for, and that 1% of such aggregate principal amount does not exceed the aggregate Fair Value of all Mortgaged Property released from the Lien of this Indenture pursuant to this Section 10.04, as shown by all Engineer’s Certificates filed pursuant to Section 10.04 (b) in such period of 12 consecutive calendar months;

Further Officers’ Certificate

(d) an Officers’ Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers’ Certificate, there has occurred and is continuing a Default; and

Opinion of Counsel	(e) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent.

Release of Mortgaged Property not subject to a Prior Lien

Section 10.05. (a) If the Company is unable to obtain, in accordance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property which is not subject to a Prior Lien, subject to Section 10.11 and on the basis of cash, Governmental Obligations, purchase money obligations, Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, or the waiver of the right to the authentication and delivery of Bonds as described in Section 10.05(a)(iii)(B), or a combination thereof, the Company may obtain the release of such Mortgaged Property from the Lien of this Indenture, and the Trustee shall release such Mortgaged Property from the Lien of this Indenture, upon receipt by the Trustee of:

Officers’ Certificate

(i) an Officers’ Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mortgaged Property to be released, stating the reason for such release and stating the amount and character of the proceeds to be received by the Company therefor;

Engineer’s Certificate

(ii) an Engineer’s Certificate, dated the date of such release, stating (A) that the signer of such Engineer’s Certificate has examined such Officer’s Certificate in connection with such release, (B) the Fair Value, in the opinion of the signer of such Engineer’s Certificate, of the Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, (C) the fair market value in cash, in the opinion of such signer (which opinion may be based on an Appraiser’s Certificate), of any Governmental Obligations and purchase money obligations included in the consideration for such release and (D) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

Cash, etc.

(iii) (A) an aggregate amount of Governmental Obligations and purchase money obligations having a fair market value in cash as evidenced by an Appraiser’s Certificate, cash and evidence of the acquisition by the Company of Bondable Property with the proceeds of, or otherwise in connection with, such release (the amount of such Bondable Property shall be the Fair Value thereof as of a date not more than 90 days prior to the date of such release, as evidenced to the Trustee by an Engineer’s Certificate, dated the date of such release, and if within six months prior to the date of acquisition by the

Opinion of Counsel

Company of the Bondable Property being so acquired such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate, shall be an Independent Engineer’s Certificate), not less than the Fair Value of the Mortgaged Property to be released, or to an aggregate amount equal to the proceeds to be received by the Company for the Mortgaged Property to be released, if such proceeds are greater than the Fair Value of such Mortgaged Property, or (B) an Officers’ Certificate, dated the date of such release, waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.05(a)(iii)(A), on the basis of the retirement of previously Outstanding Bonds under Article IV or Prior Lien Bonds under Article VI, together with all documents, instruments and opinions (other than Board resolutions) required to comply with Article IV or Article VI, as the case may be, or (C), a combination of the items specified in Section 10.05(a)(iii)(A) and (B);

(iv) in case any obligations secured by purchase money mortgage upon the Mortgaged Property to be released are included in the consideration for such release and are delivered to the Trustee in connection with such release, an Opinion of Counsel, dated the date of such release, stating that such obligations are valid obligations and that any purchase money mortgage securing such obligation is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid lien upon the Mortgaged Property to be released from the Lien of this Indenture, subject to no lien prior thereto, except such liens, if any, as shall have existed thereon immediately prior to such release as Permissible Encumbrances;

Further Officers’ Certificate

(v) an Officers’ Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers’ Certificate, there has occurred and is continuing a Default; and

Further Opinion of Counsel	(vi) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent.

Purchase money obligation received in consideration for release

(b) Any purchase money obligations received or to be received by the Trustee under this Indenture in consideration for the release of any Mortgaged Property from the Lien of this Indenture by the Trustee, and the purchase money mortgage securing such purchase money obligations shall be released by the Trustee from the Lien of this Indenture and delivered or assigned to the Company, or as it shall request, upon payment by the Company to the Trustee of the unpaid principal of such purchase money mortgage and/or of the obligations thereby secured; the principal of any such purchase money obligations not so released shall be paid to or collected by the Trustee as and when such principal shall become payable, and the Trustee may take any action which in its judgment may be desirable or necessary to preserve the security of such purchase money mortgage.

Cash received by Trustee	(c) Any cash received by the Trustee pursuant to this Section 10.05 shall be held and applied in accordance with Article XI.

Release of Mortgaged Property subject to Prior Lien

Section 10.06. (a) If the Company is unable to obtain, in accordance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property which is subject to a Prior Lien, subject to Section 10.11, the Trustee shall release such Mortgaged Property from the Lien of this Indenture if there has been or is being substituted for such Mortgaged Property, by delivery to the Prior Lien trustee, mortgagee or other holder of such Prior Lien and/or to the Trustee, an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser’s Certificate, cash and evidence of Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, or a combination thereof, not less than the Fair Value of the Mortgaged Property to be released from the Lien of this Indenture, upon delivery to the Trustee of:

Officers’ Certificate

(i) an Officers’ Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mortgaged Property to be released, the Prior Lien to which such Mortgaged Property is subject, the amount of cash, Governmental Obligations, or purchase money obligations to be delivered to the Prior Lien trustee, mortgagee or other holder of such Prior Lien and/or to the Trustee, or both, and any Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, in each case in substitution for such Mortgaged Property, and stating the reason for such release;

Opinion of Counsel

(ii) an Opinion of Counsel, dated the date of such release, that the Mortgaged Property to be released from the Lien of this Indenture is subject to the Prior Lien described in the foregoing Officers’ Certificate, that, based upon documents received by such Counsel, the Company appears to have complied with all the terms and conditions for such release under such Prior Lien, and that any cash, Governmental Obligations or purchase money obligations deposited with the Trustee or the Prior Lien trustee, mortgagee or other holder of such Prior Lien, and any Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, will also be subject to the Lien of this Indenture, subject only to said Prior Lien and to Permissible Encumbrances;

Engineer’s Certificate for release property

(iii) an Engineer’s Certificate, dated the date of such release, stating (A) that the signer of such Engineer’s Certificate has examined such Officers’ Certificate in connection with such release, (B) the Fair Value, in the opinion of such signer, of the Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, (C) the Fair Value in the opinion of such signer (which opinion may be based on an Appraiser’s Certificate) of any Governmental Obligations and purchase money obligations included in the consideration for such release and (D) that, in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

Engineer’s Certificate for acquired property

(iv) in case any Bondable Property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer’s Certificate, dated the date of such release, as to the Fair Value, as of a date not more than 90 days prior to the date of such release, of the Bondable Property being so acquired (and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired, such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer’s Certificate);

Cash, etc. Further Opinion of Counsel

(v) (A) an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser’s Certificate, and cash not less than the excess, if any, of (I) the Fair Value, as specified in the Engineer’s Certificate described in Section 10.06(a)(iii), of the Mortgaged Property to be released plus the amount, if any, by which the proceeds to be received by the Company for such Mortgaged Property are greater than the Fair Value of such Mortgaged Property over (II) the aggregate amount of Governmental Obligations and purchase money obligations having a fair market value in cash as evidenced by an Appraiser’s Certificate, and cash paid over to the trustee, mortgagee or other holder of such Prior Lien or the Trustee, and the Fair Value of Bondable Property set forth in the Engineer’s Certificate provided for in Section 10.06(a)(iv); or (B) an Officers’ Certificate waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.06(a)(v)(A), on the basis of the retirement of previously Outstanding Bonds under Article IV or Prior Lien Bonds under Article VI, together with all documents, instruments and opinions (other than Board resolutions) required to comply with Article IV or Article VI, as the case may be;

Further Officers’ Certificate

(vi) in case any obligations secured by purchase money mortgage upon the Mortgaged Property to be released are included in the consideration for such release and are delivered to the Trustee in connection with such release, an Opinion of Counsel, dated the date of such release, stating that such obligations are valid obligations and that any purchase money mortgage securing such obligation is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid lien upon the Mortgaged Property to be released from the Lien of this Indenture subject to no lien prior thereto, except said Prior Liens and such liens, if any, as shall have existed thereon immediately prior to such release as Permissible Encumbrances;

(vii) an Officers’ Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers’ Certificate, there has occurred and is continuing a Default; and

Further Opinion of Counsel	(viii) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent.

Cash paid to trustee

(b) Any cash received upon the disposition of any Mortgaged Property released from the Lien of this Indenture pursuant to this Section 10.06 and not deposited with the trustee, mortgagee or other holder of such Prior Lien, shall be paid to the Trustee and shall be held and applied in accordance with Article XI.

Eminent Domain

Section 10.07. In case (a) any Mortgaged Property shall be taken by exercise of the power of eminent domain, or by similar right or power, or if any governmental authority shall exercise any right which it may now or hereafter have to purchase or designate a purchaser of, or order the

Opinion of Counsel	sale of, all or any Mortgaged Property, or in case of any sale or conveyance of Mortgaged Property in lieu and in reasonable anticipation of any such event, and (b) the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the Lien of this Indenture of such Mortgaged Property, all net proceeds of each such taking, purchase or sale or, in case of a sale or conveyance in anticipation thereof, an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser’s Certificate, and cash, not less than the Fair Value, as of a date not more than 90 days prior to the date of such release, as evidenced by an Engineer’s Certificate, dated the date of such release, of the Mortgaged Property sold or conveyed, if greater than such net proceeds, together with all net sums payable for any damage to any Mortgaged Property by or in connection with any such taking, sale or conveyance, to the extent not deposited under a Prior Lien with the trustee, mortgagee or other holder of such Prior Lien, shall be deposited with the Trustee, to be held and applied in accordance with Article XI; and the Trustee (subject to Section 10.11) shall release the Mortgaged Property so taken, sold or conveyed upon being furnished with:

(i) an Opinion of Counsel, dated the date of such release, to the effect that such Mortgaged Property has been lawfully taken, sold or conveyed as aforesaid;

Board Resolution

(ii) in case of any such sale or conveyance in anticipation of such taking, purchase or sale, a Board resolution to the effect that such sale or conveyance was in lieu and in reasonable anticipation of such taking, purchase or sale; and

Further Opinion of Counsel	(iii) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent.

Substituted Property

Section 10.08. All rights and property (other than cash) acquired by the Company by exchange or purchase to take the place of, or in consideration for, any Mortgaged Property surrendered, modified, released or sold, under this Indenture, shall forthwith and without further conveyance, transfer or assignment become subject to the Lien of this Indenture; but the Company, to the extent necessary to comply with any applicable legal requirements for the full protection of the Trustee and the Bondholders, will grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm any and all such property to the Trustee, by proper deeds or other instruments, which the Company will duly record and file, and rerecord and refile, in all places required for the proper protection of the Trustee and of the Bondholders, upon the trusts and for the purposes of this Indenture.

Receiver, Trustee, etc.

Section 10.09. In case a receiver or trustee of the Company, or of all or a substantial part of the Mortgaged Property or business of the Company, shall be lawfully appointed, all acts or requests which the Company may do or make under the foregoing provisions of this Article X may be done or made by such receiver or trustee with the consent of the Trustee, which may give or withhold such consent from time to time in its uncontrolled discretion, subject to Section 14.01 and Section 14.02. In case the Trustee shall be in possession of the Mortgaged Property under this Indenture, the Trustee in its uncontrolled discretion, without any action or request by the Company or any receiver or trustee, and without hereby limiting any other right or power of the Trustee, may take any action authorized by this Indenture to be taken by the Company, by the Company and the Trustee or by the Trustee on the request of the Company.

Purchase in good faith

Section 10.10. No purchaser in good faith of Mortgaged Property purporting to be released under any of the provisions of this Article X shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of any purchase money.

Suspension of rights in case of default

Section 10.11. (a) At any time when a Default has occurred and is continuing or the Company is in default under any Prior Lien on any Mortgaged Property, the Company shall not have the right to exercise any privilege or to take any action permitted by this Article X (except under Sections 10.01 and 10.02) except to the extent that it shall have obtained the written consent of the Trustee; and the Trustee may, subject to Section 14.01 and Section 14.02, give or withhold such consent from time to time in its discretion.

(b) For purposes of this Section 10.11, a Default shall be deemed to have occurred and be continuing upon the occurrence of any of the events specified in Section 12.02 without awaiting the expiration of any period of grace or the giving of notice.

ARTICLE XI

APPLICATION OF FUNDS HELD BY TRUSTEE
Withdrawal or application of moneys held by Trustee

Section 11.01. (a) Unless the Company is in default in the payment of any interest on any Bonds then Outstanding or any Default shall have occurred and be continuing, any cash received by the Trustee pursuant to Section 5.01 shall be held by the Trustee and such cash, and any other cash which may be applied as provided in this Section 11.01:

Extent to which moneys may be withdrawn

(i) may be withdrawn from time to time by the Company (A) in the case of cash deposited with the Trustee pursuant to Section 5.01, to the extent of 75% of the lesser of the Cost or the Fair Value of Unbonded Bondable Property Bonded, and (B) in the case of cash deposited with the Trustee pursuant to any other provision of this Indenture, to the extent of 100% of the lesser of the Cost or Fair Value of Unbonded Bondable Property Bonded, in each case after making any deductions and additions in respect of Bondable Property pursuant to Section 1.03(h)(ii) or Section 1.03(h)(iii);

When moneys may be withdrawn

(ii) may be withdrawn from time to time by the Company in an amount equal to the principal amount of Bonds which the Company shall have the right to have authenticated and delivered under Article IV or Article VI;

May be applied to payment of Outstanding Bonds or Prior Lien Bonds

(iii) may, upon the request of the Company, be applied by the Trustee to the payment at maturity of any Outstanding Bonds or Prior Lien Bonds or to the redemption of any Outstanding Bonds or Prior Lien Bonds which are, by their terms, redeemable, of such series as may be designated by the Company; and/or

May be applied to purchase of Bonds

(iv) may be used or applied to the purchase of Bonds; provided, however, that none of such cash shall be applied to the payment of more than the principal amount of any Bonds so purchased, except to the extent that the aggregate principal amount of all Bonds theretofore, and all Bonds then to be, purchased with cash deposited under Section 5.01 shall have exceeded the aggregate cost for principal, interest, brokerage and premium, if any, on all Bonds theretofore, and on all Bonds then to be, purchased with cash so deposited.

Requirement of such application of moneys Withdrawal of Cash operates as waiver of right to authenticate and deliver Bonds

(b) Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company, and upon receipt by the Trustee of an Officers’ Certificate stating that the Company is not in default in the payment of the interest on any Bonds then Outstanding and that no Default has occurred and is continuing. In case such withdrawal of cash is, in whole or in part, based upon Unbonded Bondable Property as permitted under Section 11.01(a)(i), the Company shall comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s or Independent Engineer’s Certificate provided for in Section 3.04(c) or Section 3.04(d)) as if such Unbonded Bondable Property were made a basis for the authentication and delivery of Bonds thereon equivalent in principal amount to the amount of the cash to be withdrawn on such basis; or in case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of Bonds pursuant to Section 11.01(a)(ii) the Company shall comply with all applicable provisions of Article IV or Article VI as the case may be, relating to such authentication and delivery; except that the Company shall not be required to deliver to the Trustee any Board resolution or Opinion of Counsel which is described in Section 3.04(a) and Section 3.04(g).

(c) Any withdrawal of cash pursuant to Section 11.01(a)(i) or Section 11.01(a)(ii) shall operate as a waiver by the Company of its right to the authentication and delivery of the Bonds on the basis of which such cash was withdrawn, and such Bonds may not thereafter be authenticated and delivered hereunder on such basis, and the amount of any Bondable Property, Bonds or Prior Lien Bonds which have been made the basis for such withdrawal shall be Bonded.

Release of obligation secured by purchase money mortgage

(d) Any obligation secured by a purchase money mortgage received by the Trustee under this Indenture in consideration for the release of any Mortgaged Properly from the Lien of this Indenture may be released from the Lien of this Indenture at any time upon payment by the Company to the Trustee of the unpaid portion of the principal of such obligation; provided, however, at any time after the Trustee shall have received on account of the principal of any obligation secured by a purchase money mortgage on specified Mortgaged Property (from the Company, the obligor or otherwise), an amount in cash equal to the aggregate principal amount of such obligation to the extent made a basis of a credit in the application for the release from the Lien of this Indenture of such Mortgaged Property, the Trustee shall deliver to the Company on the written request of its Chair of the Board, Chief Executive Officer, President or a Vice President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, the purchase money mortgage on such Mortgaged Property and all obligations secured thereby then held by the Trustee.

Collection of principal and interest on obligation secured by purchase money mortgage

(e) The principal of and interest on any obligation secured by a purchase money mortgage held by the Trustee shall be collected by the Trustee as and when such principal and interest become payable. Unless the Company is in default in the payment of the interest on any Outstanding Bond or Prior Lien Bond outstanding or any Default shall have occurred and be continuing, the interest received by the Trustee on any such obligation shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligation in excess of the amount of credit used by the Company in respect of such obligations upon the release of any Mortgaged Property from the Lien of this Indenture shall also be paid to the Company.

Trustee exercises all rights & powers of owner of obligations secured by purchase money mortgage Moneys to be held in trust; investment thereof

(f) The Trustee shall have and may exercise all the rights and powers of an owner of obligations secured by purchase money mortgage held by the Trustee and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any provision thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold under this Indenture new obligations, stocks or other securities issued in exchange therefor under any such plan, and any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default has occurred and is continuing, in accordance with the request of the Company, evidenced by a Board resolution, and while a Default is continuing, in the discretion of the Trustee.

May deposit in certificates of deposit or otherwise

Section 11.02. (a) Subject to Section 18.02, all moneys received by the Trustee shall, until used or applied as provided in this Indenture, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except as directed by the Company or as and to the extent required by law.

(b) After compliance with any applicable legal requirements, the Trustee may deposit all or any part of moneys received by it, in a certificate of deposit or otherwise, to its credit as Trustee in its own banking department or in any bank or trust company having a combined capital and surplus of not less than Twenty Million Dollars ($20,000,000); or the Trustee, after such compliance, may so deposit all or any part of such moneys, together with moneys of like nature held by it under other indentures and trust instruments, to its credit as Trustee of all moneys deposited in each such account.

May invest in debt obligations

(c) When so directed in writing by the Company, such writing to specify the particular investment to be made, the Trustee shall invest all or any part of such moneys received by it in any debt obligations at the time authorized by the laws of the State in which the designated corporate trust office of the Trustee is located pertaining to the investment by such entity of funds held by it without restriction as to amounts prescribed by such laws for investment in such debt obligations; and the Trustee, when so directed by the Company, shall sell or repurchase all or any part of such debt obligations. Such investments shall be held by the Trustee as part of the Mortgaged Property; provided, however, that the proceeds of such investments representing interest shall be paid or credited to the Company and shall not constitute Mortgaged Property. If any such sale, or any payment on the maturity of any such debt obligations held by the Trustee, shall produce a net sum less than the cost (including accrued interest) of such debt obligations sold or paid, the Company will promptly pay to the Trustee such amount of cash as will, with the net proceeds of such sale or such payment, equal the cost (including accrued interest) of such debt obligations so sold or paid; and if any such sale, or any payment at the maturity of any such debt obligations held by the Trustee, shall produce a net sum greater than the cost (including accrued interest) of such debt obligations so sold or paid the Trustee shall, if no Default has occurred and is continuing, pay to the Company the amount of such excess. The Company will also pay to the Trustee all brokers’ fees and other expenses incurred by the Trustee in connection with its investment of such moneys and the sale of such debt obligations. The Trustee shall have no liability whatsoever for any losses,

Interest to be paid to Company	fees, taxes or other charges in connection with any investments, reinvestments or liquidations of investments hereunder. The Company acknowledges that regulations of the Comptroller of the Currency grant it the right to receive brokerage confirmations of the security transactions as they occur. The Company specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(d) The Trustee shall allow interest on any moneys held by it under this Indenture and deposited by it in its banking department, at the current rate or rates, if any, from time to time paid by it on similar deposits of like size and nature over like periods of time, unless in a particular instance the Trustee and the Company shall otherwise agree. Interest so allowed and interest received by the Trustee from investments and deposits in other banks and trust companies of moneys which are a part of the Mortgaged Property made pursuant to Section 11.02(c), except as otherwise herein provided in respect of particular moneys, shall, if no Default has occurred and is continuing, be paid or credited to the Company by the Trustee.

May establish one or more accounts

(e) At the direction of the Company, the Trustee shall establish one or more accounts for the deposit and/or investment of monies received by it, including a separate account from which all moneys payable by the Trustee on behalf of the Company shall be paid and into which moneys shall be deposited by the Company, or by the Trustee on behalf of the Company from other accounts or investments held or managed by the Trustee, as needed, so that such account shall be operated with a zero balance.

ARTICLE XII

DEFAULT AND REMEDIES

When no entitlement to benefit of Indenture upon Default

Section 12.01. If any claim for interest on any Bond is deposited with the Trustee or any paying agent, or if the payment date of such claim is extended, whether with or without the consent of the Company, such claim shall not be entitled, in case of Default, to the benefit or security of this Indenture, except after the prior payment in full of the principal of and premium, if any, on all Outstanding Bonds and of all claims for interest for which such deposit has not been made, or such date extended. Any claims for interest on any Bonds owned by the Company at or after the maturity of such claims shall not be entitled to the benefit or security of this Indenture; and the Company covenants that all such claims for interest so owned by the Company shall promptly be canceled.

Event of Default	Section 12.02. (a) Each of the following events is a Default:

Default in payment of principal

(i) default in the due and punctual payment of the principal of or premium, if any, on any Bond, when such principal or premium shall have become due and payable, whether at maturity, pursuant to any sinking fund or analogous fund, or by declaration or otherwise, which default shall have continued for a period of more than one day;

Default in payment of interest	(ii) default in the payment of any interest on any Bond, when and as the same shall have become due and payable, which default shall have continued for a period of 90 days;

Default in payments in connection with outstanding Prior Lien Bonds

(iii) default in the payment of principal of, premium, if any, or interest on any Prior Lien Bond, outstanding, continued beyond the period of grace, if any, specified in the Prior Lien securing payment of such principal, premium and interest;

Default in observance or performance of covenants

(iv) default in the due observance or performance of any other covenant or condition in this Indenture, including any Supplemental Indenture, which is required to be kept or performed by the Company, and which default shall have continued for the period of 90 days after written notice thereof shall have been given to the Company by the Trustee, or by the holders of 30% of the aggregate principal amount of the Outstanding Bonds;

Adjudicated bankrupt or insolvent

(v) by decree of a court of competent jurisdiction the Company is adjudicated as bankrupt or insolvent, or an order is made by such court for the winding up or liquidation of the affairs of the Company or approving a petition seeking reorganization or arrangement of the Company under the bankruptcy law or other law or statute of the United States of America or of any State, or, by order of such court, a trustee or liquidator or receiver is appointed for the Company or for the property of the Company, and any such decree or order shall continue in effect for a period of 90 days;

Petition filed for voluntary bankruptcy

(vi) the Company files a petition for voluntary bankruptcy, or consents to the filing of any such petition, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or liquidator or receiver of the Company or of all or a substantial part of its Mortgaged Property, or files a petition or answer or consent seeking reorganization or arrangement under the bankruptcy law or other law or statute of the United States of America or of any State, or consents to the filing of any such petition, or files a petition to take advantage of any debtors’ act.

Notice to Bondholders of Defaults

(b) The Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in Section 313(c) of the TIA, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 12.02(b) being hereby defined to be the events specified in Section 12.02(a), not including any periods of grace provided for therein); but in the case of defaults of the character specified in Sections 12.02(a)(ii) and 12.02(a)(iv), no such notice shall be given until at least 60 days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the Bonds or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Bondholders.

Upon Default Trustee may enter onto Mortgaged Property

(c) In each and every case of Default, and during the continuance thereof, the Trustee directly or by its agents or attorney may, to the extent permitted by law, enter upon the Mortgaged Property; may exclude the Company and its agents and servants wholly therefrom; either directly or by its receivers, agents, servants or attorneys, may use, operate, manage and control the Mortgaged Property, and conduct the business of the Mortgaged Property to the best advantage of the Bondholders; may make all necessary or proper repairs, renewals, replacements and useful alterations, additions, betterments and improvements to the Mortgaged Property as the Trustee may deem best; may manage and operate the Mortgaged Property and exercise all rights and powers of the Company in respect thereof, and be entitled to collect and receive all tolls, earnings, income, rents, issues and profits thereof; and, after deducting all expenses incurred hereunder and all payments which may be made for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of the Trustee and for all agents, clerks, servants and other employees properly engaged by it, the Trustee shall apply the moneys arising as aforesaid, as follows:

(i) in case none of the principal of or premium, if any, on the Bonds shall have become due, to the payment of any interest in default, in the order of the maturity of the installments of such interest, with interest thereon at the same rates, respectively, as were borne by the respective Bonds on which such interest shall be in default; such payments to be made ratably to the Persons entitled thereto, without discrimination or preference; and

(ii) in case the principal of or premium, if any, on any Bond shall have become due, at maturity by declaration or otherwise, first to the payment of the accrued interest (with interest on the overdue installments thereof at the same rates, respectively, as were borne by the respective Bonds on which such interest shall be in default) in the order of the maturity of such installments, and next, to the payment of the principal of and premium, if any, due on all Outstanding Bonds; in every instance such payments to be made ratably to the Persons entitled to such payment without any discrimination or preference, provided, however, Section 12.01 is not in any way modified by this Section 12.02, which is subject to Section 12.01.

Upon Default Trustee entitled to vote all shares of stock subject to Lien of this Indenture

(d) If the Trustee shall have entered, or shall have elected to enter, the Mortgaged Property, or in case a receiver of the Mortgaged Property shall have been appointed, or in case a Default shall have occurred and be continuing, in each case as described in this Section 12.02, the Trustee shall be entitled to vote all shares of stock then subject to the Lien of this Indenture, and, for the benefit of the Bondholders, shall be entitled to collect and receive all dividends on all such shares of stock, and all sums payable for principal of, premium, if any, and interest on any Bonds or obligations which then shall be subject to the Lien of this Indenture, and to apply the moneys received in accordance with Section 12.02(c)(i) and Section 12.02(c)(ii); and, as holder of any shares of stock and of any such Bonds, to perform any and all acts, or to make or execute any and all transfers, requests, requisitions or other instruments, for the purpose of carrying out this Section 12.02; but if a receiver of any Mortgaged Property shall have been appointed and shall be in possession thereof, the Trustee from time to time in its discretion may, and if requested by the holders of a majority in principal amount of the Outstanding Bonds the Trustee shall, turn over to such receiver, any part or all of the interest moneys and cash dividends declared and paid out of current earnings, so collected by the Trustee, and may cooperate with such receiver in managing and operating all of the properties and business of the Company in such manner as the Trustee shall deem to be in the best interests of the Bondholders.

Upon Default Trustee may sell Mortgaged Property

Section 12.03. In case of the occurrence and during the continuance of any Default, the Trustee, directly or by its agents or attorneys, with or without entry upon the Mortgaged Property, in its discretion (a) may sell, subject to Prior Liens, to the highest and best bidder, all or any part of the Mortgaged Property of every kind and all right, title and interest therein and right of redemption thereof, which sale shall be made at public auction at such place and at such time and upon such terms as the Trustee may fix and briefly specify in the notice of sale to be given as provided in this Indenture, or as may be required by law; or (b) may proceed to protect and to enforce the rights of the Trustee and of the Bondholders under this Indenture, by suit or suits in equity or at law, whether for the specific performance of any covenant or agreement in this Indenture, or in aid of the execution of any power granted by this Indenture, or for the foreclosure of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, may deem most effectual to protect and enforce any of its rights or exercise of any of its duties hereunder.

Upon Default and request of holders of a majority of Bonds, Trustee must declare principal due

Section 12.04. (a) In case of the occurrence and during the continuance of any Default, the Trustee may, and upon the written request of the holders of not less than a majority in principal amount of the Outstanding Bonds shall, by notice in writing delivered to the Company, declare the principal of all Outstanding Bonds to be due and payable immediately, and upon any such declaration, the same shall be immediately due and payable, anything in this Indenture or in said Bonds contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of said Bonds shall have been so declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to this Article XII, all arrears of interest upon all of said Bonds, with interest upon overdue installments of interest at the same rates respectively as were borne by the respective Bonds on which installments of interest were overdue, shall either be paid by the Company or be collected out of the Mortgaged Property, and all Defaults shall have been remedied, then the holders of a majority in principal amount of the Outstanding Bonds, by written notice to the Company and to the Trustee, may waive and rescind such Default and its consequences; but no such waiver or rescission shall extend to or affect any subsequent Default, or impair any right consequent thereon.

Restoration of parties to former position

(b) In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned because of a waiver, or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder in respect of the Mortgaged Property; and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Duty of Trustee to act on request of holders of a majority of Bonds

Section 12.05. Upon the written request of the holders of not less than a majority in principal amount of the Outstanding Bonds (determined as provided in Section 20.03), in case of the occurrence and during the continuance of any Default, it shall be the duty of the Trustee, upon being indemnified as provided in Section 12.16, to take all steps necessary for the protection and enforcement of its rights and the rights of the Bondholders, and to exercise the powers of entry or sale conferred in this Indenture, or both, or to take appropriate judicial proceedings by action, suit or otherwise, as the Trustee shall deem most expedient in the interest of the Bondholders; but anything in this Indenture to the contrary notwithstanding, the holders of 75% of the principal amount of the Outstanding Bonds, from time to time shall have the right to direct and control the action of the Trustee in any proceedings under this Article XII.

Mortgaged Property to be sold as an entirety

Section 12.06. In the event of any sale, whether made under the power of sale herein granted, or under or by virtue of judicial proceedings, or of some judgment or decree of foreclosure and sale, all of the Mortgaged Property, shall be sold in one parcel and as an entirety, unless such sale as an entirety is impracticable because of some statute or other cause, or unless the holders of a majority in principal amount of the Outstanding Bonds shall in writing request the Trustee to cause said Mortgaged Property to be sold in parcels, in which case the sale thereof shall be made in such parcels as specified in such request.

Notice of Sale

Section 12.07. Notice of any sale of Mortgaged Property pursuant to this Indenture shall state the time when and the place where such sale is to be made, and shall contain a brief general description of the Mortgaged Property to be sold, and shall be sufficiently given if published once in each week for four successive weeks prior to such sale in one Authorized Newspaper published in the City of Kansas City, Missouri and in one Authorized Newspaper published in the Borough of Manhattan in The City of New York, New York.

Adjournment of sale

Section 12.08. From time to time the Trustee, or other Person acting in any sale of Mortgaged Property to be made under this Indenture, may adjourn such sale by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and without further notice or publication, such sale may be made at the time and place to which such sale shall be so adjourned.

Interest of purchaser and Company

Section 12.09. (a) Upon the completion of any sale of any Mortgaged Property under or by virtue of this Indenture, the Trustee shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring such Mortgaged Property. The Trustee and its successors are hereby appointed the attorneys of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of Mortgaged Property and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with similar power, the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company, if so requested by the Trustee, shall join in the execution and delivery of such conveyances, assignments and transfers.

Sales operate to divest Company of all interests in Mortgaged Property

(b) Any such sale of Mortgaged Property made under or by virtue of this Indenture, whether under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the Mortgaged Property sold or any part thereof, from, through or under the Company or its successors or assigns.

Trustee’s receipt sufficient to discharge purchaser

Section 12.10. The receipt by the Trustee or other authorized Person of money paid for the purchase of Mortgaged Property shall be a sufficient discharge to any purchaser of such Mortgaged Property; and no such purchaser or the representative, grantee or assign of such purchaser, after paying such purchase money and receiving such receipt, shall be affected by, or in any manner answerable for any loss, misapplication or non-application of such purchase money, or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

Principal of Bonds to become due in case of sale

Section 12.11. In case of any sale of Mortgaged Property under this Article XII whether under the power of sale granted in this Indenture or pursuant to judicial proceedings, the aggregate principal amount of the Outstanding Bonds, if not previously due, shall at once become due and payable, anything in said Bonds or in this Indenture to the contrary notwithstanding.

Application of sale proceeds

Section 12.12. The purchase money received by the Trustee from the sale of Mortgaged Property under the power of sale granted in this Indenture, or a sale pursuant to judicial proceedings under this Indenture, together with any other moneys which may be held by the Trustee under any provision of this Indenture as part of the Mortgaged Property, shall be applied as follows:

First – payment of costs and expenses of sale

First. To the payment of the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all expenses, liabilities or advances made or incurred by the Trustee under this Indenture, and to the payment of all taxes, assessments or Prior Liens, except any taxes, assessments or other Prior Liens subject to which such sale shall have been made.

Second— payment of amount owing upon Outstanding Bonds Third— Payment to Company

Second. To the payment of the whole amount then owing or unpaid upon the Outstanding Bonds and the principal of, premium, if any, and interest on such Outstanding Bonds, with interest accruing on the overdue principal, premium, if any, and installments of interest at the same rates respectively as were borne by the respective Bonds whereof the principal, premium, if any, or installments of interest may be overdue, and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the said Bonds, then to the payment of such principal, premium, if any, and interest, without preference or priority, ratably to the aggregate of such principal, premium, if any, and interest, subject, however, to Section 12.01. Such payments shall be made on the date fixed by the Trustee, upon presentation of the Outstanding Bonds and stamping thereon the amount paid if such Bonds are only partly paid, and upon surrender thereof if fully paid.

Third. To the payment of the surplus, if any, to the Company, its successors or assigns.

Bonds may be applied against purchase price

Section 12.13. In case of any such judicial sale of any Mortgaged Property, any Bondholder, or the Trustee, subject to Section 14.01 and Section 14.02, may bid for and purchase any Mortgaged Property, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in absolute right of such Bondholder or the Trustee, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the Mortgaged Property purchased, to use and apply any Bonds by presenting such Bonds, in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale; and thereupon such purchaser shall be credited on account of such purchase price, with the sum apportionable and applicable out of such net proceeds to the payment of or as credit on the Outstanding Bonds so presented.

Company not to insist or plead stay or extension law or exercise right of redemption

Section 12.14. The Company will not, in the event of any sale of Mortgaged Property under this Article XII, insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time in force, nor will it claim, take or insist upon any benefit or advantage from any law now or at any time in force, providing for the valuation or appraisement of Mortgaged Property, or any part thereof, prior to any sale thereof, or to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale, will the Company claim or exercise any right under any statute now or at any time made or enacted, or otherwise, to redeem the Mortgaged Property so sold, or any part thereof; and the Company hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws in order to hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but the Company will permit the execution of every such power as though no such law or laws had been made or enacted.

Trustee may enter on commenceme nt of judicial proceedings entitled to appoint of receiver

Section 12.15. Upon filing a bill in equity, or upon commencement of any other judicial proceedings to enforce any right of the Trustee or of the Bondholders under this Indenture, the Trustee shall be entitled to exercise the right of entry herein conferred and provided to be exercised by the Trustee upon the occurrence and continuance of Default; and the Trustee shall be entitled to the appointment of a receiver of the Mortgaged Property, and of the earnings, income, revenue, rents, issues and profits thereof, with such powers as the court making such appointment shall confer, but notwithstanding the appointment of any receiver, the Trustee shall be entitled, as pledgee, to continue to retain possession and control of any stocks, bonds, cash and indebtedness pledged or to be pledged with or held by the Trustee under this Indenture.

Bondholder not to institute suit without request to Trustee

Section 12.16. (a) No holder of any Outstanding Bond shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust of the Indenture or for the appointment of a receiver or for any other remedy under this Indenture, unless (i) the holders of 30% in principal amount of the Outstanding Bonds shall (A) have requested the Trustee in writing to take action in respect of such matter and shall have afforded to the Trustee a reasonable opportunity either to proceed to exercise the powers granted in this Indenture to the Trustee, or to institute such action, suit or proceeding in its own name and (B) have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (ii) the Trustee shall have refused or neglected to act on such notice, request and indemnity; such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution by the Trustee of its powers and trusts under this Indenture and to any action or cause of action the Trustee may take or possess for foreclosure or for the appointment of a receiver or any other remedy hereunder, it being understood and intended that no one or more holders of Outstanding Bonds shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other such holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or the Lien of this Indenture by action of such one or more holders, or to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such Outstanding Bonds.

Trustee may enforce rights without possession of Bonds

(b) All rights of action under this Indenture may be enforced by the Trustee without the possession of any Bond or the production thereof at trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of said Bonds.

Undertaking for costs

(c) The Company and the Trustee agree, and each holder of any undertaking Bond by his, her or its acceptance thereof shall be deemed to for costs have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit or an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 12.16(c) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder or Bondholders holding more than 10% aggregate principal amount of Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Bond on or after the respective due dates expressed in such Bond for such interest.

Remedies cumulative

Section 12.17. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or Bondholders in exercising any right or power accruing upon any continuing Default shall impair any such right or power or shall be construed to be a waiver of any such Default, or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

Covenant to pay Trustee

Section 12.18. (a) In case (i) default shall be made in the payment of any interest on any Outstanding Bond and such default shall have continued for a period of 90 days or (ii) default shall be made in the payment of the principal of or premium, if any, on any Outstanding Bond when payable, whether upon the maturity of said Bond, or upon a declaration of maturity as authorized by this Indenture, or upon a sale as set forth in Section 12.11; then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Outstanding Bonds, the whole amount that then shall have become due and payable on all such Outstanding Bonds, for principal, premium, if any, or interest, as the case may be, with interest upon the overdue principal, premium, if any, and interest payable at the same rates respectively as were borne by the respective Bonds whereof the principal, premium, if any, or interest shall be overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as the trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid.

Judgment by Trustee

(b) The Trustee shall be entitled to recover judgment as described in Section 12.18(a), either before, after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale of Mortgaged Property, or by the exercise of any other right, power or remedy for the enforcement of this Indenture; and in case of a sale of Mortgaged Property, and of the application of the proceeds of such sale to the payment of the obligations secured by the Lien of this Indenture, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Outstanding Bonds for the benefit of the Bondholders, and shall be entitled to recover judgment for any portion of such obligations remaining unpaid, with interest. No recovery of any such judgment by the Trustee, and no levy of any execution upon any such judgment Mortgaged Property, or any other property, shall in any manner or to any extent affect the Lien of this Indenture upon any Mortgaged Property, or any rights, powers or remedies of the Trustee, or any lien, rights, powers or remedies of the Bondholders, but such lien, rights, powers and remedies of the Trustee and of the Bondholders shall continue unimpaired as before.

Application of moneys	(c) Any moneys received by the Trustee under this Section 12.18 shall be applied by the Trustee to the payment of the amounts then due and unpaid on the Outstanding Bonds in respect of which such moneys shall have been received, ratably and without any preference or priority of any kind (except as provided in Section 12.01), according to the amounts due and payable on such Bonds at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.

Surrender of possession of Mortgaged Property to Trustee before Default; appointment of receiver Suit by Trustee to protect security

Section 12.19. At any time before full payment of all of the principal of and premium, if any, and interest on all Outstanding Bonds, and whenever the Company shall deem it expedient for the better protection of the security for such Bonds (even though there then may be no Default entitling the Trustee to exercise the rights and powers conferred by Section 12.02 or Section 12.03), the Company, with the consent of the Trustee, may surrender and may deliver to the Trustee full possession of the whole or any part of the Mortgaged Property, and may authorize the Trustee to collect the dividends and interest on all shares of stock, bonds and other obligations which are part of the Mortgaged Property, and to vote all such shares of stock, for any period, fixed or indefinite. In such event the Trustee shall enter into and upon the Mortgaged Property so surrendered and delivered, and shall take and receive possession thereof, for such period, fixed or indefinite, as aforesaid, without prejudice, however, to its right at any time subsequently, when entitled thereto by any provision of this Indenture, to insist upon maintaining and to maintain such possession though beyond the expiration of any such prescribed period; and the Trustee, from the time of such entry, shall work, maintain, use, manage, control and employ the Mortgaged Property in accordance with this Indenture, and shall receive and apply the income and revenues thereof as provided in Section 12.02. Upon application of the Trustee, and with the consent of the Company if there is no continuing Default and without such consent if then there is such a continuing Default, a receiver may be appointed to take possession of, and to operate, maintain and manage, the whole or any part of the Mortgaged Property, and the Company shall transfer and deliver to such receiver all such Mortgaged Property, wheresoever it may be situated; and in every case, when a receiver of the whole or of any part of said Mortgaged Property shall be appointed under this Section 12.19, or otherwise, the net income and profits of such Mortgaged Property shall be paid over to, and shall be received by, the Trustee, for the benefit of the Bondholders. This Section 12.19, however, is subject to the exclusive right of the Trustee, as pledgee, to retain the possession and control of any stocks, bonds, cash and indebtedness pledged or to be pledged with or held by the Trustee hereunder.

Section 12.20. The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the Lien of this Indenture by any acts of the Company, or of others, in violation of this Indenture or which are unlawful, or as the Trustee may be advised shall be necessary or expedient to preserve and to protect its interests and the security and interests of the Bondholders in respect of the Mortgaged Property, or in respect of the income, earnings, rents, issues and profits thereof, including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order which may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, or observance of, such enactment, rule or order would impair the Lien of this Indenture or be prejudicial to the interests of the Bondholders or of the Trustee.

Provisions solely for the benefit of parties and Bondholders	Section 12.21. Nothing in this Indenture, or in any Bond, expressed or implied, is intended, or shall be construed, to give to any Person, other than the Trustee, the Bondholders and the

Company, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any of its covenants, conditions or provisions; all of which are intended to be and are for the sole and exclusive benefit of the Trustee, the Bondholders and the Company.

Trustee may file proofs of claims

Section 12.22. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or Mortgaged Property. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

Bondholders’ rights at maturity may not be impaired

Section 12.23. Notwithstanding any other provision of this Indenture, the right of any holder of any Bond to receive payment of the principal of, premium, if any, and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Waivers of past Default by holders of Bonds

Section 12.24. The holders of more than 50% in aggregate principal amount of the then Outstanding Bonds (determined as provided in Section 20.03) which would be affected by any action proposed to be taken may, on behalf of the holders of all the Bonds so affected, waive any past Default and its consequences, except (a) a Default in the payment of the principal of, premium, if any, or interest on any Bond, (b) a Default arising from the creation of any lien prior to or on a parity with the Lien of this Indenture, except Permissible Encumbrances and Prior Liens or (c) a Default in respect of the waiver of which a specific provision is otherwise made in this Indenture; provided that if any such waiver would affect the rights of the holders of Bonds of only one series, as evidenced by an Opinion of Counsel, such waiver shall not be effective unless approved by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the rights of the holders of Bonds of two or more series, the waiver on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such waiver be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

Section 12.25. In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Bondholders, each representing less than a majority in aggregate principal amount of the Bonds outstanding, the Trustee, in its sole discretion, may determine what action, if any shall be taken and the Trustee may, in its sole discretion, take other actions.

ARTICLE XIII

EFFECT OF MERGER, CONSOLIDATION, CONVEYANCE AND LEASE

Company may merge or consolidate if no impairment of Lien of this Indenture and with assumption of obligation by successor

Section 13.01. Nothing in this Indenture shall prevent any consolidation or merger of the Company with or into, or any conveyance, transfer or lease, subject to the Lien of this Indenture, of all or substantially all of the Mortgaged Property to, any corporation lawfully entitled to acquire, lease or operate the Mortgaged Property, except that an Evergy Metro Merger shall be governed exclusively by Section 13.05 and not by this Section 13.01 or Sections 13.02 through 13.04; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease (other than an Evergy Metro Merger) shall be upon terms which would fully preserve and in no respect create any Prior Lien (other than Permissible Encumbrances) on the Mortgaged Property, or impair the Lien or security of this Indenture, or any of the rights or powers of the Trustee or the Bondholders under this Indenture; and provided further, that no such consolidation, merger, conveyance, transfer or lease (other than an Evergy Metro Merger) shall be entered into or made by the Company with or to another corporation which has outstanding, or which proposes to issue in connection with any such consolidation, merger, conveyance, transfer or lease, any obligations secured by a mortgage, pledge or other lien if as a result of such consolidation, merger, conveyance or lease any of the Mortgaged Property owned by the Company immediately prior thereto would be subjected to the lien of such mortgage, pledge or other lien, unless simultaneously therewith or prior thereto effective provision shall be made to establish the Lien of this Indenture as superior to the lien of such mortgage, pledge or other lien with respect to any of the Mortgaged Property then or thereafter acquired by the Company or such other corporation, or covenanted to be subjected to the Lien of this Indenture; and provided further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a Default, and also by the purchaser of the Mortgaged Property so leased at any sale thereof under this Indenture, whether such sale is made under the power of sale conferred in this Indenture or judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer (other than an Evergy Metro Merger), or upon any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds, the due and punctual payment of the principal of and premium, if any, and interest on all said Bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by a Supplemental Indenture executed and delivered to the Trustee by the corporation formed by such consolidation or surviving such merger, or acquiring all or substantially all the Mortgaged Property, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds.

Upon merger or consolidation Indenture not to constitute lien upon certain properties	Section 13.02. Other than in the event of an Evergy Metro Merger (which, for avoidance of doubt, shall be governed exclusively by Section 13.05 and not by Sections 13.01 through 13.04):

(a) In the absence of an express grant by any such successor corporation, this Indenture shall not by reason of any such consolidation, merger, conveyance, transfer or lease or otherwise, constitute or become a lien upon, and the Mortgaged Property shall not include or comprise:

Property or franchises owned prior to consolidation and which prior to consolidation were not subject to lien

(i) any property or franchises owned prior to such consolidation, merger, conveyance, transfer or lease by any corporation with or into which the Company or any successor corporation may be consolidated or merged or to which the Company or any successor corporation may make any such conveyance, transfer or lease, and which, prior to such consolidation, merger, conveyance, transfer or lease, were not subject to the Lien of this Indenture; and

Property or franchises acquired by successor after date of consolidation

(ii) any property or franchises which may be purchased, constructed or otherwise acquired by any such successor corporation after the date of any such consolidation, merger, conveyance, transfer or lease; excepting only the property and franchises referred to in Section 13.02(b)(i) which shall be and become subject to the Lien of this Indenture, notwithstanding any such consolidation, merger, conveyance, transfer or lease.

Successor corporation to confirm prior Lien of this Indenture and keep Mortgaged Property identifiable

(b) In order to confirm of record the Lien of this Indenture and to preserve and protect the rights of the Bondholders hereunder, the Supplemental Indenture provided for in Section 13.01, if it does not contain an express grant by the successor corporation, as further security for all Bonds issued and to be issued hereunder, of all its property and franchises then owned and which it may thereafter acquire (other than Excepted Property) shall contain:

(i) a grant by such successor corporation confirming the prior Lien of this Indenture upon the Mortgaged Property and subjecting to the Lien of this Indenture as a first lien, or as a lien subject only to liens affecting the property and franchises of the Company prior to such consolidation, merger, conveyance, transfer or lease, (A) all property and franchises which such successor corporation shall thereafter acquire or construct which shall form an integral part of, or be essential to the use or operation of, any property then or thereafter subject to the Lien of this Indenture, and (B) all renewals, replacements and additional property as may be purchased, constructed or otherwise acquired by such successor corporation from and after the date of such consolidation, merger, conveyance, transfer or lease, as the case may be, to maintain the Mortgaged Property in good repair, working order and condition as an operating system or systems and to comply with any covenant or condition of this Indenture to be kept or observed by the Company; and

(ii) a covenant by such successor corporation to keep the Mortgaged Property as far as practicable identifiable; and a stipulation that the Trustee shall not be taken impliedly to waive, by accepting or joining in the Supplemental Indenture, any rights it would otherwise have.

Right of successor corporation

Section 13.03. In case the Company, as permitted by Section 13.01, shall be consolidated with or merged into any other corporation (other than pursuant to an Evergy Metro Merger) or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged Property, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, and upon executing with the Trustee and causing to be recorded an indenture whereby such corporation shall assume and agree to pay, duly and punctually, the principal of, premium, if any, and interest on the Bonds issued hereunder in accordance with the provisions of said Bonds and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company, shall succeed to and be substituted for the Company with the same effect as if such corporation had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and, without in anyway limiting or impairing by the enumeration of the following rights and powers the scope and intent of the foregoing, such corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of the Company, such Bonds as might have been executed, issued and delivered by the Company after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such corporation in lieu of the Company, but subject to all the terms, conditions and restrictions prescribed in this Indenture concerning the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any Bonds delivered to it for authentication which shall have been previously executed by the proper officers of the Company, and such Bonds as such corporation shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such corporation shall also have and may exercise, subject to all applicable terms, conditions and restrictions prescribed in this Indenture, the rights and powers of the Company as to withdrawal of cash and release of Mortgaged Property from the Lien of this Indenture, which the Company might have exercised after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All of the Bonds so issued or delivered shall in all respects have the same legal right and security as the Bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said Bonds had been authenticated and delivered at the date of the execution of this Indenture. As a condition precedent to the execution by such corporation and the authentication and delivery by the Trustee of any such Bonds, the withdrawal of cash or the release of Mortgaged Property from the Lien of this Indenture, under any provision of this Indenture on the basis of Bondable Property acquired, made or constructed by such corporation or by any corporation with which the Company or any such corporation may be so consolidated or into which the Company or any such corporation may be so merged or to which the Company or any such corporation may make any such conveyance or transfer, the Supplemental Indenture with the Trustee to be executed and caused to be recorded by such corporation as provided in this Section 13.03, or a subsequent indenture, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the Lien of this Indenture; and provided further that the lien created thereby and the lien thereon shall have similar force, effect and standing as the Lien of this Indenture would have if the Company was not consolidated with or merged into such other corporation or did not convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged Property, as aforesaid, to such corporation, and would itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof request the authentication and delivery of Bonds or the withdrawal of cash or the release of Mortgaged Property from the Lien of this Indenture as provided in this Indenture.

Extent of Lien of this Indenture on property of successor corporation

Section 13.04. In case the Company, as permitted by Section 13.01, shall be consolidated with or merged into any other corporation (other than pursuant to an Evergy Metro Merger), or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged Property as aforesaid, neither this Indenture nor the Supplemental Indenture with the Trustee to be executed and caused to be recorded by the such corporation as provided in Section 13.01, shall, unless such Supplemental Indenture shall otherwise provide, become or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by such corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by such corporation from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property used by such corporation as a basis under any of the provisions of this Indenture for the authentication and delivery of Bonds, the withdrawal of cash, the release of Mortgaged Property from the Lien of this Indenture or otherwise, and (c) such franchises, repairs and property acquired, made or constructed by the successor corporation (i) to maintain, renew and preserve the franchises which are subject to the Lien of this Indenture, (ii) to maintain the Mortgaged Property as an operating system or systems in good repair, working order and condition, (iii) in rebuilding or renewing any of the Mortgaged Property damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, implements or furniture, or any other fixtures or personalty, which are Mortgaged Property and which have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the Mortgaged Property.

Company to deliver Evergy Metro Mortga Bonds to holders of Bonds in the event of an Evergy Metro Merger

Section 13.05. (a) Notwithstanding anything to the contrary in this Indenture and subject to Section 13.05(d) herein, in the event of an Evergy Metro Merger, then, on the Substitution Date, Evergy Metro shall be required to deliver:

(i) to or for the benefit of each holder of the Outstanding Bonds, Evergy Metro Mortgage Bonds, issued in accordance with the Evergy Metro Supplemental Indenture, in separate series and issues corresponding to the series and issues of Outstanding Bonds on the Substitution Date, each issue of Evergy Metro Mortgage Bonds having the same stated rate or rates of interest (or interest calculated in the same manner), interest payment dates, stated maturity date, Credit Ratings and redemption provisions, and in the same aggregate principal amount as the related issue of Outstanding Bonds on the Substitution Date;

(ii) to the Trustee under this Indenture, an Officers’ Certificate pursuant to the Evergy Metro Mortgage Indenture, including to the effect that such Evergy Metro Merger shall be upon terms that fully preserve and in no respect create any Prior Lien (other than Permissible Encumbrances) on the Mortgaged Property, or impair the Lien or security of the Evergy Metro Mortgage Indenture, or any of the rights or powers of the Trustee or the holders of the obligations outstanding (including the Evergy Metro Mortgage Bonds) under the Evergy Metro Mortgage Indenture;

(iii) to the Trustee under this Indenture, an Opinion of Counsel opining that: (A) the Evergy Metro Mortgage Indenture is in due and proper form, has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid instrument legally binding on Evergy Metro enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of mortgagees’ or other creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); provided, however, that certain remedial provisions of the Evergy Metro Mortgage Indenture may not be enforceable, but such unenforceability will not render it invalid as a whole or affect the judicial enforcement of (1) the obligation of Evergy Metro to repay the principal of the Evergy Metro Mortgage Bonds, together with the interest and any premium thereon, as provided therein, (2) the acceleration of the obligation of Evergy Metro to repay such principal, together with such interest and premium, based upon a material default by Evergy Metro in the payment of such principal, interest or premium or (3) the right of the Trustee to exercise its right to foreclose under the Evergy Metro Mortgage Indenture; (B) the Evergy Metro Mortgage Bonds are in due and proper form; (C) the delivery of the Evergy Metro Mortgage Bonds by Evergy Metro in accordance with the terms of this Section 13.05(a) have been duly and validly approved by the necessary corporate action of Evergy Metro; (D) the Evergy Metro Mortgage Bonds have been duly authorized, executed and delivered by Evergy Metro and, when authenticated by the Trustee in accordance with the terms of the Evergy Metro Mortgage Indenture and delivered pursuant to the terms of this Section 13.05(a), will constitute legal, valid and binding obligations of Evergy Metro enforceable in accordance with their terms, secured by the lien of and entitled to the benefits provided by the Evergy Metro Mortgage Indenture ratably with all other obligations outstanding thereunder, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of mortgagees’ or other creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); (E) except as to property acquired subsequent to the execution and delivery of the Evergy Metro Supplemental Indenture, Evergy Metro has good and sufficient title to, or a satisfactory easement in, the Mortgaged Property (except such property as may have been disposed of or released from the lien of the Evergy Metro Mortgage Indenture in accordance with the terms thereof), subject only to (1) the lien of the Evergy Metro Mortgage Indenture, (2) exceptions and reservations specifically set forth therein, (3) Permissible Encumbrances, (4) leases and minor liens of judgments not prior to the lien of the Evergy Metro Mortgage Indenture that, in the opinion of such counsel, do not interfere with Evergy Metro’s business and (5) defects, irregularities and deficiencies in titles of properties and rights-of-way that, in the opinion of such counsel, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by Evergy Metro; (F) the description in the Evergy Metro Mortgage Indenture of such property is adequate to constitute the mortgage lien thereon; (G) the Evergy Metro Mortgage Indenture, subject only to the qualifications set forth in this clause (iii) and to such other matters as do not materially affect the security for the Evergy Metro Mortgage Bonds, constitutes a valid, direct first mortgage lien on the Mortgaged Property, which includes substantially all of the fixed property of Evergy Metro, and the franchises and permits of Evergy Metro pertaining to the operation of such property; (H) all property (to the extent such property constitutes Mortgaged Property) acquired by Evergy Metro after the execution and delivery of the Evergy Metro Supplemental Indenture will, upon such acquisition, become subject to the lien of the Evergy Metro Mortgage Indenture to the extent provided therein, subject, however, to Permissible Encumbrances, to liens, if any, existing or placed thereon at the time of the acquisition thereof by Evergy Metro and to any rights or equities of others attaching under applicable local law in the absence of notice of the lien of the Evergy Metro Mortgage Indenture by filing, recordation or otherwise; (I) the Evergy Metro Mortgage Indenture (other than the Evergy Metro Supplemental Indenture, which shall be so filed promptly after the Substitution Date) has been duly filed for recordation and otherwise filed, indexed or cross-indexed in such manner and in such places as is required by law in order to give constructive notice of, and establish, preserve and protect, the lien of the Evergy Metro Mortgage Indenture on the Mortgaged Property, and all taxes payable to any state or subdivision thereof in connection with the execution, delivery or recordation of the Evergy Metro Mortgage Indenture and other outstanding mortgage bonds have been paid; (J) an order of the Missouri Public Service Commission authorizing the issuance of the Evergy Metro Mortgage Bonds by Evergy Metro has been duly entered and is still in force and effect, and no further consent, approval, qualification, authorization, certificate or order of, or registration or filing with, any court or other state or federal commission or regulatory authority or agency, including the Securities and Exchange Commission (other than (1) as may be required under securities or blue sky laws of the various states and (2) as may have already been obtained or made and shall be in full force and effect on the Substitution Date), is necessary for the execution and delivery by Evergy Metro of, or the performance of Evergy Metro’s obligations under, the Evergy Metro Mortgage Indenture or for the delivery of the Evergy Metro Mortgage Bonds as contemplated herein; and (K) the delivery of the Evergy Metro Mortgage Bonds and compliance by Evergy Metro with its obligations under this Section 13.05(a), the Evergy Metro Mortgage Indenture and the Evergy Metro Mortgage Bonds do not and will not conflict with or violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance (other than the lien of the Evergy Metro Mortgage Indenture) upon any property or assets of Evergy Metro or any of its subsidiaries pursuant to any material agreement, contract or instrument or any law, any regulation or any administrative or court order or decree known to such counsel to be applicable to Evergy Metro of any court or governmental agency, authority or body or any arbitrator having jurisdiction over Evergy Metro nor will such action result in any violation of the provisions of the charter or by-laws of Evergy Metro; and

(iv) capitalized terms used in clauses (ii) and (iii) of this Section 13.05(a) (unless otherwise defined therein, other than Evergy Metro, an Evergy Metro Merger, Evergy Metro Mortgage Bonds and the Evergy Metro Mortgage Indenture) have the respective meanings set forth in the Evergy Metro Mortgage Indenture.

(b) Upon delivery of the items specified in Section 13.05(a), then:

(i) all previously Outstanding Bonds shall automatically be deemed to be no longer Outstanding under this Indenture and shall be deemed to be discharged and cancelled for purposes of this Indenture; and

(ii) this Indenture shall be extinguished and discharged.

(c) The Company shall give the Trustee notice of such Evergy Metro Merger not less than 45 days prior to the expected Substitution Date. Notice of the expected Substitution Date shall be given by the Trustee to the holders of the Outstanding Bonds not later than 30 days after the Company notifies the Trustee of the expected Substitution Date. To the extent the actual Substitution Date differs from the expected Substitution Date, the Company shall promptly notify the Trustee.

(d) If, in the event of a proposed Evergy Metro Merger, Evergy Metro is unable to comply with the requirements of Section 13.05(a), then such Evergy Metro Merger will be governed by Sections 13.01 through 13.04 (notwithstanding any references therein to the contrary).

ARTICLE XIV

THE TRUSTEE

Qualification of Trustee

Section 14.01. (a) The Trustee shall at all times be a bank or trust company eligible under Section 7.04 and have a combined capital and surplus of not less than Twenty Million Dollars ($20,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 7.04, then for the purposes of this Section 14.01 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Acceptance of Trustee Trustee to determine if evidence conforms to requirements

(b) The Trustee hereby accepts the trust created by this Indenture. The Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, such separate or co-trustee, undertakes prior to Default, and after the curing of all Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of Default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. For purposes of this Section 14.01 and Section 14.02, a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied or terminated.

Extent of Trustee’s liability

Section 14.02. (a) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

Not liable except for performance of duties under Indenture

(i) prior to Default, and after the curing of all Defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee, prior to Default, and after the curing of all Defaults which may have occurred, shall be determined solely by the express provisions of this Indenture;

Trustee may rely upon truth of statements in certificates and opinions

(ii) prior to Default, and after the curing of all Defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed therein;

Not liable for error of judgment unless negligent

(iii) no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining pertinent facts and no Trustee who is an individual shall be personally liable for any error of judgment made in good faith by such individual unless it shall be proved that such individual was negligent in ascertaining the pertinent facts but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

Not liable for action taken in accordance with direction of Bondholders

(iv) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Outstanding Bonds (determined as provided in Section 20.03) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

Not liable for misconduct or negligence on part of agent

(v) the Trustee may execute any of the trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney, who is not, in either case, an employee of the Trustee, appointed with due care by it hereunder.

Same provisions apply to co- trustee

(b) The provisions of this Section 14.02 which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, to any separate or co-trustee and every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 14.02.

Recitals deemed made by Company

Section 14.03. The recitals in this Indenture and in the Bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of such statements. The Trustee makes no representations as to the condition, genuineness, validity or value of the Mortgaged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any provision hereof. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee or any authenticating agent shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum, prospectus, prospectus supplement or other disclosure material prepared or distributed with respect to any of the Bonds.

Trustee not liable for debts from operation of Mortgaged Property

Section 14.04. (a) The Trustee and any separate or co-trustee shall not be personally liable in case of entry by it upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of Mortgaged Property.

Trustee may own Bonds

(b) The Trustee, any paying agent, bond registrar, or authenticating agent, in its individual or any other capacity, may become the holder, owner or pledgee of Bonds and, subject to Section 14.11 and Section 14.12, may otherwise deal with the Company with the same rights the Trustee would have if it were not Trustee, paying agent, bond registrar or authenticating agent.

Trustee may give notices incidental to action by it

Section 14.05. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee taking such action shall have full power to give any and all notices to do any and all acts and things incidental to such action.

Notice by Trustee to Company

Section 14.06. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by registered or certified mail, return receipt requested, or overnight courier guaranteeing next day delivery, charges prepaid (until another address is filed by the Company with the Trustee for the purpose of this Section 14.06) to the Company at the following address:

Evergy Missouri West, Inc.
1200 Main Street
Kansas City, Missouri 64105
Attention: Treasurer

With a copy to:
Evergy Missouri West, Inc.
1200 Main Street
Kansas City, Missouri 64105
Attention: Corporate Secretary

The Trustee agrees to accept and act upon instructions or directions provided by the Company pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the Company, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the Company and the Company shall provide to the Trustee an incumbency certificate listing such authorized representative, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Trustee; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.07. (a) To the extent permitted by Section 14.01 and Section 14.02:

Trustee may rely on certificates

(i) the Trustee may rely and shall be protected in acting upon any Accountant’s Certificate, Appraiser’s Certificate, Officers’ Certificate, Engineer’s Certificate, Opinion of Counsel, Board resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Board resolution or written order; and

Trustee may consult with counsel

(ii) the Trustee may consult with counsel, who may be counsel to the Company, and the advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

Trustee not responsible for selection of expert

(b) The Trustee shall not have any responsibility for the selection, appointment or approval of any expert for any purpose expressed in this Indenture, except that nothing in this Section 14.07 shall relieve the Trustee of its obligation to exercise reasonable care with respect to such selection, appointment or approval of experts who may furnish opinions or certificates to the Trustee pursuant to this Indenture.

(c) Nothing in this Section 14.07 shall be deemed to modify the obligation of the Trustee to exercise during the continuance of a Default the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 14.01.

Moneys deposited with Trustee to be held in trust; interest on such moneys

Section 14.08. (a) Subject to Section 18.02, all moneys received by the Trustee whether as Trustee or paying agent shall, until used, invested or applied as provided in this Indenture, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. In accordance with Section 11.02, the Trustee may allow and credit to the Company interest on any moneys received by the Trustee hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee in writing from time to time and as may be permitted by law.

Trustee not required to risk own funds

(b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

Compensation of Trustee

Section 14.09. (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to receive from the Company, such compensation as the Trustee and the Company shall from time to time agree in writing for all services rendered by the Trustee in its execution of the trusts created by this Indenture and in its exercise and performance of any of the powers and duties of the Trustee hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company shall reimburse the Trustee for all appropriate advances made by the Trustee and shall pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ and, to the extent permitted

Lien for Trustee compensation	by law, of its counsel) incurred without negligence or willful misconduct. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust created by this Indenture, including the costs and expenses of defending against any claim of liability in the premises. To secure the performance of the obligations of the Company under this Section 14.09, the Trustee shall have (in addition to any other rights under this Indenture) a lien prior to that of the Bondholders upon the Mortgaged Property, including all Mortgaged Property and funds held or collected by the Trustee.

(b) If, and to the extent that, the Trustee and its counsel do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as provided in Section 14.09(a), as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the Bondholders, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the Bondholders in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney-in-fact for the Bondholders and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the Bondholders. The Trustee shall have a lien upon any securities or other considerations to which the Bondholders may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

Trustee may rely on facts established by Officers’ Certificate

Section 14.10. Whenever in the administration of the trusts created by this Indenture, prior to a Default, or after the curing of Default, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may to the extent permitted by Sections 14.01 and 14.02 be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate shall be full warrant to the Trustee for any action taken by it under this Indenture in reliance thereon.

Action to be taken by Trustee who becomes creditor of Company

Section 14.11. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Action to be taken by Trustee acquiring conflicting interest

Section 14.12. The Trustee will comply with TIA Section 310(b); provided, however, that (i) there shall be excluded from the requirements of TIA Section 310(b)(1) all indentures which may be excluded pursuant to the proviso to TIA Section 310(b)(1); and (ii) the provisions of the first sentence of TIA Section 310(b)(9) shall not apply to any securities described in the second sentence of TIA Section 310(b)(9).

Resignation or removal of Trustee

Section 14.13. (a) The Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner provided in Section 14.14, and in such event such resignation shall take effect immediately on the appointment of such successor trustee, provided, however, that if all then Outstanding Bonds shall be Registered Bonds, no notice need be given except by mail in accordance with Section 14.13(c). This Section 14.13 shall not be applicable to resignations pursuant to Section 14.12.

Trustee may be removed by holders of a majority of

(b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the holders of a majority in principal amount of the then Outstanding Bonds or by their attorneys in fact duly authorized.

TrusteeBond ceasing to be eligible shall resign

(c) In case at any time the Trustee shall cease to be eligible in accordance with Section 7.04 or Section 14.01, then the Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect provided in this Section 14.13; and in the event that it does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee so ceasing to be eligible and either (i) signed by the Chair of the Board, Chief Executive Officer, President or a Vice President of the Company attested by the Secretary or an Assistant Secretary of the Company or (ii) signed and acknowledged by the holders of a majority in principal amount of Outstanding Bonds or by their attorneys in fact duly authorized.

Appointment of successor Trustee

Section 14.14. (a) In case at any time the Trustee shall resign or appointment thereof shall be removed (unless such Trustee shall be removed as provided in Section 14.13(c) in which event the vacancy shall be filled as provided therein) or shall become adjudged as bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee, or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, or a vacancy shall be deemed to exist in the office of the Trustee for any other reason, the Company, by a Board resolution, shall promptly appoint a successor trustee. In case all or substantially all of the Mortgaged Property shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new trustee shall be so appointed by the Bondholders. Within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by act of the holders of a majority in principal amount of the Outstanding Bonds, delivered to the Company and the retiring Trustee, and the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company or by such receiver or trustee.

Notice to Bondholders

(b) The Company shall publish notice, at the expense of the Company, in one Authorized Newspaper in the Borough of Manhattan, The City of New York, and in one Authorized Newspaper in the city in which the principal office of the Trustee is located, once each, of any appointment of a successor Trustee made by it or by act of Bondholders.

Court to appoint successor Trustee in certain circumstances

(c) If in a proper case no appointment of a successor Trustee shall be made pursuant to Section 14.14(a) within six months after a vacancy shall have occurred in the office of Trustee, any Bondholder or any resigning Trustee may apply, at the expense of the Company, to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

Resignation of Trustee

(d) If any Trustee resigns because of a conflict of interest as provided in Section 14.12 and a successor Trustee has not been appointed by the Company or the Bondholders or, if appointed, has not accepted the appointment, within 30 days after the date of such resignation, the resigning Trustee may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor trustee.

Successor Trustee shall be qualified	(e) Any Trustee appointed under this Section 14.14 as a successor Trustee shall be a bank or trust company eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12.

Appointment of additional trustees or co- trustees

Section 14.15. (a) At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state or jurisdiction in which any Mortgaged Property may be located, the Company and the Trustee shall have the power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the Mortgaged Property. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have power to make such appointment.

Appointment subject to certain conditions

(b) Every separate trustee, every co-trustee and every successor trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

(i) all the rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co- trustees jointly (it being understood that such separate trustee as co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Mortgaged Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or separate trustees or co-trustee or co-trustees, but solely at the direction of the Trustee;

(ii) the Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all Bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the original Trustee or its successors in the trust hereunder; and

(iii) the Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section 14.15 or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co- trustee. A successor to separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section 14.15.

Notice to Bondholders to Trustee, notice to all Trustees; contents, filing, etc. of instrument appointing trustee; incapacity, etc. of instrument appointing trustee

(c) No Trustee shall be personally liable by reason of any act or omission of any other trustee hereunder.

(d) Any notice, request or other writing, by or on behalf of the Bondholders delivered to the original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the original Trustee shall refer to this Indenture and the conditions expressed in this Article XIV and upon the acceptance in writing of such appointment, such trustee or trustees, or co-trustee or co-trustees, shall be vested with the estates or property specified in such instrument, either jointly with the original Trustee, its successor, or separately, as may be provided in such instrument the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute the original Trustee or its successor in the trust hereunder the agent or attorney in fact for such trustee, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by such trustee, for and on behalf of such trustee, and of such trustee name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

Acceptance by successor trustee; requirements of predecessor Trustee upon retiring

Section 14.16. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of the predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10% in principal amount of the then Outstanding Bonds, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which such trustee succeeds in and to the Mortgaged Property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other Mortgaged Property, including any pledged securities which may then be in the possession of such trustee. If any deed, conveyance or instrument in writing from the Company is required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Merger or consolidation of Trusteee Joining of individual truste Appointment of successor Trustee by Company

Section 14.17. Any organization or entity into which the Trustee may be merged or with which it may be consolidated or any organization or entity resulting from any merger or consolidation in which the Trustee shall be a party or any organization or entity to which all or substantially all the business and assets of the Trustee may be transferred, provided such organization or entity shall be eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12, shall be the successor trustee under this Indenture, without the execution or filling of any instrument or the performance of any further act on the part of the Company or any other co-trustee hereunder, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it, as trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor trustee or in the name of the successor trustee, and in all such cases such certificate shall have the same full force which the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

Section 14.18. Notwithstanding any other provision of this Indenture, by instrument executed by order of the Board and duly acknowledged by its proper officers, the Company may appoint any corporation eligible under the provisions of this Indenture, and doing business in the United States of America, as Trustee in succession to the Trustee on the date of such appointment, and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder.

Section 14.19. In the event that an individual trustee is joined in order to comply with any legal requirements respecting trustees under deeds of trust of property in any state in which Mortgaged Property is or may in the future be situated, such individual trustee shall possess only such powers as may be necessary to comply with such requirements. Any and all rights, powers, duties and obligations of this Indenture conferred or imposed upon the Trustee may be exercised and performed by the Trustee alone without reference to any individual trustee in so far as permitted by law. In any Supplemental Indenture joining an individual trustee, the individual trustee shall irrevocably constitute and appoint the Trustee the true and lawful attorney in fact for such individual trustee with full power and authority, insofar as permitted by law, either in the name and on behalf of the Trustee alone, or of the Trustee and the individual trustee jointly, to exercise any and all rights or powers conferred by this Indenture upon the individual trustee alone, or upon the Trustee and the individual trustee jointly.

Section 14.20. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request,

direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Section 14.21. The permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties.

Section 14.22. In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 14.23. The Trustee shall not be deemed to have notice of any events which constitute or with a lapse of time would constitute a Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Bonds and this Indenture.

Section 14.24. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 14.25. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 14.26. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XV

SUPPLEMENTAL INDENTURES

Provision for Supplemental Indentures for certain purposes	Section 15.01. Without the consent of any Bondholders, the Trustee and the Company, together, when authorized by a Board resolution, from time to time and at any time, may enter into

Supplemental Indentures hereto which shall thereafter form a part hereof, for any one or more of the following purposes:

Subject additional properties to Lien

(a) to convey, transfer and assign to the Trustee and to subject to the Lien of this Indenture with the same force and effect as if included in the granting clause hereof, additional properties and franchises, including bonds, stock and securities in other companies hereafter acquired by consolidation, merger, purchase or otherwise, together with such other provisions as may be appropriate to express the respective rights of the Trustee and the Company in regard thereto;

Close Indenture

(b) to close this Indenture against the issue of additional Bonds or to add limitations on the amount, terms, provisions, authentication, delivery, issue and purposes of the issue of Bonds under this Indenture;

Provide for issue of a series of Bonds

(c) to provide for the issue of Bonds of any series, to add provisions with respect to such series, and to establish the forms and provisions of the Bonds of such series, all in a manner not inconsistent with the provisions of this Indenture;

Provide terms of exchange or conversion

(d) to provide the terms and conditions of the exchange or conversion, at the option of the holders of Bonds of any series, of the Bonds of such series for or into Bonds of other series or stock or other securities of the Company or any other corporation;

Provide alternatives for evidencing ownership of Bonds	(e) to provide for alternative methods or forms for evidencing and recording the ownership of Bonds and matters related thereto; (f) to reflect changes in Generally Accepted Accounting Principles;	Reflect changes in Generally Accepted Accounting Principles
Modify certain provisions in Indenture

(g) to modify any provision of this Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions herein contained or otherwise; provided, that no such modification shall be or become operative or effective, or in any manner impair any of the rights of the Bondholders or of the Trustee, while any Bonds of any series established prior to the execution of such Supplemental Indenture shall remain Outstanding;

To make certain corrections

(h) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained in this Indenture or in any Supplemental Indenture;

To provide for joining of individual Trustee

(i) to provide for the joining of an individual trustee in order to comply with any legal requirements respecting trustees under deeds of trust of property in any state in which Mortgaged Property is or may in the future be situated; and

To conform to terms contained in offering document

(j) to conform the terms of a series of Bonds to the terms thereof as contained in the related prospectus supplement, offering memorandum or similar disclosure document relating to such series of Bonds, as set forth in an Officers’ Certificate.

Requirements for Supplemental Indentures	Section 15.02. (a) With the consent (evidenced as provided in Article XVI or Article XX) of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the

Trustee shall join Company in execution of Supplemental Indenture	Company, when authorized by a Board resolution, and the Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of Bonds; provided, however, that anything in this Section 15.02 to the contrary notwithstanding, (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby, (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to Article XII, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or premium, if any, or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien (but merger or consolidation, as permitted by Section 13.01, of the Company with any other Person owning property which is subject to a Prior Lien shall be deemed the creation of any Prior Lien) and (ii) no action specified in this Section 15.02(a) which would affect the rights of the holders of Bonds of only one series, as evidenced by an Opinion of Counsel, may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the rights of the holders of Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

(b) Upon the request of the Company, accompanied by a copy of a Board resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture.

(c) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture and that such supplemental indenture or amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XVI

MEETINGS OF BONDHOLDERS

Manner of calling meetings and determination of Bonds affected	Section 16.01. (a) The Trustee shall on request of the Company pursuant to a Board resolution or upon written request of the holders of not less than 50% in aggregate principal amount of Outstanding Bonds call a meeting of Bondholders to be held at such time and at such place in either the Borough of Manhattan, The City of New York, or the city in which the principal office of the Trustee or the city in which the principal office of the Company is located, as the Trustee shall determine. Notice of every meeting of Bondholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and specifying each series of Bonds which would be affected by the proposed action, shall be published at least two times in one Authorized Newspaper in the Borough of Manhattan, The City of New York, New York and in one Authorized Newspaper in the city in which the principal office of the Trustee is located, the first publication in each such Authorized Newspaper to be not less than 20 nor more than 60 days prior to the date fixed for such meeting (except that, if all the Bonds which would be affected by the proposed action are Registered Bonds, such publication need not be made) and shall be mailed not less than 30 days before such meeting (i) to each holder on a record date not more than 15 days prior to the date of such mailing of Registered Bonds which would be affected by the action proposed to be taken at the meeting and then Outstanding, addressed to such holder at the address appearing on the Bond register maintained pursuant to Section 2.06, (ii) to each holder of any such Bond payable to bearer who shall have filed, within two years prior to the date of such mailing, with the Trustee an address for notices to be addressed to such holder, (iii) to all other Bondholders whose names and addresses are preserved at the time by the Trustee, as provided in Section 17.02, (iv) to the Trustee addressed to it at 928 Grand Blvd., 12th Floor, Kansas City, MO 64106, or at such other place as may be designated by the Trustee from time to time, and (v) to the Company addressed to it at 1200 Main Street, Kansas City, Missouri 64105, Attention: Treasurer with a copy to the Corporate Secretary, or at such other address as may be designated by the Company from time to time; provided, however, that the mailing of such notice to any Bondholder shall in no case be a condition precedent to the validity of any action taken at such meeting.

(b) The Trustee may in its discretion determine whether or not Bonds of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to Section 14.02 and Section 14.07, the Trustee shall not be liable for any such determination made in good faith.

Calling of meetings by Company or Bondholders

Section 16.02. In case at any time the Company, pursuant to a Board resolution, or the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Bondholders, by written request setting forth in general terms the action proposed to be taken at such meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Bonds in the amount above specified may determine the time and place in the Borough of Manhattan, The City of New York, or in the city in which the principal office of the Trustee or the city in which the principal office of the Company is located, for such meeting and may call such meeting by giving notice thereof as provided in Section 16.01.

Persons entitled to vote at meeting

Section 16.03. To be entitled to vote at any meeting of Bondholders a Person shall (a) be a holder of Registered Bonds of such a series (whether such Bonds are fully registered or registered only as to principal); or (b) be the holder of a certificate then in effect and satisfactory to the Trustee issued pursuant to Section 20.01; or (c) be a Person appointed by an instrument in writing as a proxy for such a holder or holders of Bonds of such a series or for a holder of such a certificate, provided that no Person who holds a Bond which is excluded in the determination of the requisite amount concurring in any direction, waiver or consent as set forth in Section 20.03 shall be permitted to vote. The only Persons who shall be entitled to be present or to speak at any meeting of Bondholders shall be the Persons entitled to vote at such meeting and their counsel, proxies and any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

Section 16.04. (a) Notwithstanding any other provision of this Indenture, the Trustee on its own initiative or on request of the Company may, or upon request of the holders of a majority in principal amount of the Bonds Outstanding shall, from time to time, make such reasonable regulations, and may vary such regulations, as it may deem advisable for any meeting of Bondholders, in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidences of the right to vote, and, except as otherwise provided in this Section 16.04 and in Section 16.05, such other matters concerning the conduct of the meeting as the Trustee may deem advisable. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 20.01 and the appointment of any proxy shall be proved in the manner specified in Section 20.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company authorized by Section 20.01 to certify to the holding of Bonds which are transferable by delivery.

Trustee to appoint chairman of meeting

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Bondholders as provided in Section 16.02, in which case the Company or the Bondholders calling the meeting, as the case may be, shall in a similar manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the Bondholders and proxies present at the meeting irrespective of the principal amount of the Bonds held or represented by them.

One vote for each $1000 principal amount of Bonds

(c) Subject to Section 20.03, upon the submission of any resolution at any meeting, each Bondholder or proxy shall be entitled to one vote for each and every $1000 principal amount of Outstanding Bonds held by such Bondholder or by the Bondholders represented by such proxy, as the case may be, the holders of which are entitled by this Article XVI to vote, provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Bondholders. Any meeting of Bondholders duly called pursuant to Section 16.01 or Section 16.02 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

Manager of voting

Section 16.05. (a) The vote upon any resolution submitted in accordance with the provisions of Section 16.01 shall be by written ballots on which shall be subscribed the signatures of the holders of Bonds or their representatives by proxy and the serial number or numbers of the Bonds held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 16.01. The record shall show the serial numbers of the Bonds voting in favor of any resolution submitted in accordance with Article XVI. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

(b) Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Rights of Trustee or Bondholders not to be hindered or delayed

Section 16.06. Nothing in this Article XVI contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any provision of this Indenture or of the Bonds.

Action by written consent

Section 16.07. Any action which may be taken at a meeting of Bondholders, including the authorization of a Supplemental Indenture as provided in Section 15.02(a), may be taken without a meeting, without prior notice and without a vote, if such action is consented to in writing (evidenced as provided in Article XX) by the holders of Outstanding Bonds holding not less than the minimum aggregate principal amount of Outstanding Bonds which is necessary to authorize or take such action at a meeting of Bondholders.

ARTICLE XVII

BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Company to furnish Bondholder lists

Section 17.01. The Company will, so long as any Bonds are Outstanding under this Indenture, furnish or cause to be furnished to the Trustee within 60 days after each interest payment date on Bonds of each series from time to time Outstanding, and at such other times as the Trustee may request in writing, the information required by TIA Section 312(a), which the Trustee shall preserve as required by TIA Section 312(a). The Trustee will also comply with TIA Section 312(b), but the Trustee, the Company and each person acting on behalf of the Trustee or the Company shall have the protection of TIA Section 312(c).

Company to make filings with Trustee and otherwise comply with TIA

Section 17.02. During such periods as this Indenture is qualified under the TIA, the Company shall file with the Trustee and the Securities and Exchange Commission, and transmit to Bondholders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided in the TIA. Delivery of such information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Company to furnish Bondholders reports and otherwise comply with TIA Section 313

Section 17.03. The Trustee shall (a) transmit within 60 days after June 30 in each year, beginning with the year 2023, to the Bondholders, a brief report dated as of such June 30 and complying with the requirements of TIA Section 313(a), and (b) comply with the other provisions of TIA Section 313.

ARTICLE XVIII

DEFEASANCE

Effect of payment of indebtedness

Section 18.01. (a) The Trustee may, and upon request of the Company shall, cancel and discharge the Lien of this Indenture and execute and deliver to the Company such deeds and instruments as shall be required to discharge the Lien of this Indenture, and reconvey and transfer to the Company the Mortgaged Property, whenever all indebtedness secured hereby shall have been paid or deemed to have been paid, including all proper charges of the Trustee hereunder and thereupon the Bondholders shall have no rights under this Indenture except to payment of principal of, premium, if any, and interest on their Bonds.

Trustee to be reimbursed for reasonable expenses

(b) Notwithstanding the satisfaction and discharge of this Indenture, the Trustee shall have an unsecured right to charge and be reimbursed by the Company for any reasonable expenditures and liabilities (incurred in good faith and without negligence by the Trustee) which it may thereafter incur.

Deposit of money or obligation in certain instances deemed payment Unclaimed moneys

(c) Bonds for the payment of which and Bonds for the redemption of which, either moneys in the necessary amount or Governmental Obligations in an amount which, taking into account the reinvestment and proceeds thereof, will, in the opinion of an Accountant as certified to the Trustee in an Accountant’s Certificate, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on said Bonds or portions thereof on the redemption or maturity date and on the cash interest payment dates thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction to apply the same to such payment, subject to Section 18.02 (with or without any additional right given to the Bondholders to surrender their Bonds or obtain therefrom payment therefor prior to the redemption or maturity date) shall for all purposes under this Indenture, including satisfying the Lien of this Indenture, be deemed to have been paid; provided that in case of redemption the notice of such redemption shall have been given or arrangements shall have been made to the satisfaction of the Trustee that such notice will be given.

Section 18.02. In case any moneys deposited with the Trustee or unclaimed any paying agent or proceeds of the investment in or sale of Governmental Obligations held in trust for the payment of the principal of, premium, if any, or interest on any Bond remain unclaimed for two years after such principal, premium or interest has become due and payable, the Trustee or such paying agent shall so advise the Company and shall pay over to or upon the written order of the Company said moneys, upon receipt of a written request of the Company, and thereupon the Trustee or such paying agent shall be released from any and all further liability with respect to the payment of principal of or premium or interest on such Bond, or in the payment of any sinking or purchase fund installment, and the holder of said Bond shall be entitled (subject to any applicable statute of limitations) as an unsecured creditor to seek the payment thereof from the Company.

ARTICLE XIX

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

General provision

Section 19.01. No recourse under or upon any obligation, covenant or agreement in this Indenture or any Supplemental Indenture, or in any Bond or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer, director, agent or representative of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured, are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers, directors, agents or representations of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds secured hereby.

ARTICLE XX

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Evidence of action by Bondholders

Section 20.01. (a) Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Bonds may take any action (including the making of any demand or request, the giving of any notice or consent, or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Bondholders in person or by attorney appointed in writing, or (ii) by the record of the Bondholders voting in favor thereof at any meeting of Bondholders duly called and held in accordance with the provisions of Article XVI, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Bondholders.

Proof of execution

(b) Proof of the execution of any such instrument, or of a writing appointing any such attorney, or of the holding by any Person of any of the Bonds shall, subject to Section 14.01, Section 14.02, and Section 14.07, be sufficient for any purpose of this Indenture (except as otherwise expressly provided) if made in the following manner:

Certificate of notary public or other acknowledgm ent

(i) the fact and date of the execution by any Person of any instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the jurisdiction in which such notary public or officer purports to act, that the person signing such instrument or writing acknowledged to such notary public or officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary public or officer; and

Exhibiting Bonds or certificate Inspection of Bonds

(ii) the amount of Bonds transferable by delivery, and the series and serial numbers thereof, held by such Person, and the date of such Person’s holding such Bonds, may be proved either by exhibiting such Bonds themselves or by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with or exhibited to such depositary, the Bonds described in such certificate. Each such certificate shall be dated and shall state that on the date thereof a Bond bearing a specified serial number or numbers were deposited with or exhibited to such depositary by the Person named in such certificate. No such certificate shall continue to be effective if (A) a certificate bearing a later date issued in respect of the same Bond shall be produced, or (B) the Bond specified in such certificate shall be produced, or (C) the Bond specified in such certificate shall be registered as to principal or shall have been surrendered in exchange for a Registered Bond. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of Registered Bonds shall be proved by the register or registers of the Company. The record of any Bondholders’ meeting shall be proved in the manner provided in Section 16.05.

Section 20.02. Neither the Company nor the Trustee shall be bound to recognize any Person as the holder of a Bond unless and until such Bond is submitted for inspection, if required, and the title of such Person to such Bond satisfactorily established, if disputed.

Bonds owned by Company or other obligor or affiliate thereof deemed not to be outstanding

Section 20.03. In determining whether or not the holders of the requisite aggregate principal amount of Bonds have taken any action under this Indenture, Bonds which are owned by the Company or any other obligor on the Bonds or by any Affiliate of the Company or such obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action only Bonds which a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for purposes of this Section 20.03, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not an Affiliate of the Company or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee made upon the advice of counsel shall be full protection to the Trustee.

Bondholder may revoke consent

Section 20.04. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 20.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any holder of a Bond the serial number of which is shown by the evidence to be included in the Bonds the holders of which have taken such action may, by filing written notice with the Trustee at its designated corporate trust office and upon proof of such holding as provided in Section 20.01, revoke such action so far as concerns such Bond. Except as aforesaid any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders of such Bond (and any Bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such Bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds.

ARTICLE XXI

MISCELLANEOUS

Certificates, opinions, etc.

Section 21.01. (a) Each certificate or opinion which is specifically required by this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant contained in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not in the opinion of such Person such condition or covenant has been complied with.

(b) Every request or application by the Company for action by the Trustee shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating in each case that in the opinion of the Person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent), have been complied with.

(c) The same officer or officers of the Company, or the same Engineer or counsel or other Person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article or Section of this Indenture, but different officers, Engineers, counsel or other Persons may certify to different facts respectively.

(d) Whenever, subsequent to the receipt by the Trustee of any Board resolution, Officers’ Certificate, Accountant Certificate, Engineer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of ally and ratably with all other Outstanding Bonds, except as aforesaid.

Successors and assigns

Section 21.02. Whenever any Person is referred to in this Indenture, such reference shall be deemed to include the successors or assigns of such Person, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of the Company and the Trustee whether so expressed or not.

Conflict with TIA

Section 21.03. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which is required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the TIA, such required provision shall control.

TIA construed as in effect of date hereof	Section 21.04. Wherever reference is made in this Indenture to the TIA, such reference is made to the TIA as it-Was in force on the date of the execution of this Indenture.

Titles, Table of Contents, etc.	Section 21.05. The titles of the Articles, the table of contents and the marginal annotations in this Indenture shall not be deemed to be part of this Indenture.

Counterparts

Section 21.06. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

U.S.A Patriot Act

Section 21.07. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, EVERGY MISSOURI WEST, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chair of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, all as of the day and year first above written.

EVERGY MISSOURI WEST, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President – Investor Relations and Treasurer

[Corporate Seal]

Attest:

/s/ Heather A. Humphrey
Secretary

UMB BANK, N.A., AS TRUSTEE

By:	/s/ Anthony Hawkins
Name:	Anthony Hawkins
Title:	Vice President

[Signature Page to First Mortgage Indenture and Deed of Trust]

State of Missouri          )

                                       )

County of Jackson        ) ss.

On this 25th day of February, 2022, before me appeared Lori A. Wright, to me personally known, who, being by me duly sworn (or affirmed) did say that she is the president (or other officer or agent of the corporation or association), of Evergy Missouri West, Inc., a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation (or association), and that said instrument was signed and sealed on behalf of said corporation (or association) by authority of its board of directors (or trustees), and said Vice President – Investor Relation and Treasurer acknowledged said instrument to be the free act and deed of said corporation (or association).

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

/s/ Nicole A. Wehry
Print Name: Nicole A. Wehry
Notary Public in and for said County and State

My Commission Expires:

Feb. 4, 2023
Commission#: 14391200

State of Missouri             )

                                          )

County of Jackson           ) ss.

On this 25th day of February, 2022, before me appeared Anthony Hawkins, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the president (or other officer or agent of the corporation or association), of UMB Bank, N.A., a national banking association, and that said instrument was signed on behalf of said corporation (or association) by authority of its board of directors (or trustees), and said Anthony Hawkins acknowledged said instrument to be the free act and deed of said corporation (or association) and that said corporation (or association) has no corporate seal.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

/s/ Casidey L. Clements
Print Name: Casidey L. Clements
Notary Public in and for said County and State

My Commission Expires:

Jan. 28, 2025
Commission #: 21098692

EXHIBIT A

Real Property Schedule 17